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Exhibit 10.17

PURCHASE AND SALE AGREEMENT
BETWEEN
FUND VIII AND FUND IX ASSOCIATES

AND
FULCRUM ASSET ADVISORS, LLC
5117 West Terrace Drive
Madison, Dane County, Wisconsin

February 25, 2013

Table of Contents

ARTICLE 1.	DEFINITIONS 1

ARTICLE 2.	PURCHASE AND SALE 6

2.1.	Agreement to Sell and Purchase the Property 6

2.2.	Permitted Exceptions 7

2.3.	Earnest Money 7

2.4.	Purchase Price 7

2.5.	Independent Contract Consideration 8

2.6.	Closing 8

ARTICLE 3.	Purchaser's Inspection and Review Rights 9

3.1.	Due Diligence Inspections 9

3.2.	Deliveries by Seller to Purchaser; Purchaser's Access to Property Records of Seller 10

3.3.	Condition of the Property 12

3.4.	Title and Survey 13

3.5.	Service Contracts; Management Agreement 14

3.6.	Termination of Agreement 14

3.7.	Confidentiality 14

ARTICLE 4.	Representations, Warranties AND OTHER AGREEMENTS 15

4.1.	Representations and Warranties of Seller 15

4.2.	Knowledge Defined 18

4.3.	Covenants and Agreements of Seller 18

4.4.	Representations and Warranties of Purchaser 19

ARTICLE 5.	CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS 20

5.1.	Seller's Closing Deliveries 20

5.2.	Purchaser's Closing Deliveries 22

5.3.	Closing Costs 23

5.4.	Prorations and Credits 23

ARTICLE 6.	CONDITIONS TO CLOSING 25

6.1.	Conditions Precedent to Purchaser's Obligations 25

6.2.	Conditions Precedent to Seller's Obligations 26

ARTICLE 7.	CASUALTY AND CONDEMNATION 26

7.1.	Casualty 26

7.2.	Condemnation 27

ARTICLE 8.	DEFAULT AND REMEDIES 28

8.1.	Purchaser's Default 28

8.2.	Seller's Default 28

ARTICLE 9.	ASSIGNMENT 29

9.1.	Assignment 29

ARTICLE 10.	BROKERAGE COMMISSIONS 29

10.1.	Broker 29

ARTICLE 11.	INDEMNIFICATION 30

11.1.	Indemnification by Seller 30

11.2.	Indemnification by Purchaser 30

11.3.	Limitations on Indemnification 30

11.4.	Survival 31

11.5.	Indemnification as Sole Remedy 31

ARTICLE 12.	MISCELLANEOUS 31

12.1.	Notices 31

12.2.	Possession 32

12.3.	Time Periods 32

12.4.	Publicity 32

12.5.	Discharge of Obligations 33

12.6.	Severability 33

12.7.	Construction 33

12.8.	Sale Notification Letters 33

12.9.	Access to Records Following Closing 33

12.10.	Submission to Jurisdiction 33

12.11.	General Provisions 34

12.12.	Attorneys' Fees 34

12.13.	Counterparts 34

12.14.	Effective Agreement 34

SCHEDULE OF EXHIBITS

Exhibit "A"	Description of Land
Exhibit "B"	List of Personal Property
Exhibit "B-1"	List of Property Excluded from Personal Property
Exhibit "C"	List of Existing Commission Agreements
Exhibit "D"	Form of Escrow Agreement
Exhibit "E"	Existing Environmental Report
Exhibit "F"	Existing Survey
Exhibit "G"	Leases
Exhibit "H"	Title Exceptions
Exhibit "I"	Exception Schedule
Exhibit "J"	List of Service Contracts
Exhibit "K"	Property Tax Appeals

SCHEDULE OF CLOSING DOCUMENTS

Schedule 1	Form of Assignment and Assumption of Leases
Schedule 2	Form of Bill of Sale to Personal Property
Schedule 3	Form of Assignment and Assumption of Service Contracts
Schedule 4	Form of General Assignment of Seller's Interest in Intangible Property
Schedule 5	Form of Seller's Affidavit (for Purchaser's Title Insurance Purposes)
Schedule 6	Form of Seller's Certificate (as to Seller's Representations and Warranties)
Schedule 7	Form of Seller's FIRPTA Affidavit
Schedule 8	Form of Purchaser's Certificate (as to Purchaser's Representations and Warranties)
Schedule 9	Forms of Major Tenant Estoppel Certificates

PURCHASE AND SALE AGREEMENT
5117 West Terrace Drive
Madison, Dane County, Wisconsin

THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), made and entered into this 25th day of February, 2013, by and between FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture ("Seller"), and FULCRUM ASSET ADVISORS, LLC, an Illinois limited liability company (together with its permitted successors and assigns, "Purchaser").
W I T N E S S E T H:
WHEREAS, Seller desires to sell its fee simple estate in certain improved real property commonly known as "5117 West Terrace Drive" located in Madison, Dane County, Wisconsin, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and
WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;
NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1.
DEFINITIONS
For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:
"Additional Earnest Money" shall mean the sum of Two Hundred Thousand and No/100 ($200,000.00).
"Assignment and Assumption of Leases" shall mean the form of assignment and assumption of the Leases to be executed and delivered by Purchaser and Seller at the Closing in the form attached hereto as Schedule 1.
"Assignment and Assumption of Service Contracts" shall mean the form of assignment and assumption of the Service Contracts to be executed and delivered by Purchaser and Seller at the Closing in the form attached hereto as Schedule 3.
"Association" shall mean American Center Owners Association, Inc.
"Association Estoppel" shall have the meaning ascribed thereto in Section 4.3(i) hereof
"Basket Limitation" shall mean an amount equal to $20,000.00.
"Bill of Sale" shall mean the form of bill of sale to the Personal Property to be executed and delivered to Purchaser by Seller as to the Personal Property, at the Closing in the form attached hereto as Schedule 2.
"Broker" shall have the meaning ascribed thereto in Section 10.1 hereof.

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the States of Wisconsin or Georgia are authorized by law or executive action to close.
"Cap Limitation" shall mean an amount equal to three percent (3%) of the Purchase Price.
"Closing" shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.
"Closing Date" shall have the meaning ascribed thereto in Section 2.6 hereof.
"Closing Documents" shall mean any certificate, instrument or other document delivered pursuant to this Agreement.
"Commission Agreements" shall have the meaning ascribed thereto in Section 4.1(g) hereof, and such agreements are more particularly described on Exhibit "C" attached hereto and made a part hereof.
"Declaration" shall mean that certain Revised Declaration of Protective Covenants, Conditions, Easements and Provisions recorded on August 5, 1992, in Volume 19688, page 1, as Document No. 2379020, Records of Dane County, Wisconsin.

"Deed" shall have the meaning ascribed thereto in Section 5.1(a).
"Due Diligence Deliveries" shall have the meaning ascribed thereto in Section 3.2 hereof.
"Due Diligence Material" shall have the meaning ascribed thereto in Section 3.7 hereof.
"Earnest Money" shall mean the Initial Earnest Money, together with any Additional Earnest Money, actually paid by Purchaser to Escrow Agent hereunder, and further together with all interest which accrues thereon as provided in Section 2.3 hereof and in the Escrow Agreement.
"Effective Date" shall mean the date upon which each of Seller and Purchaser shall have delivered a fully executed original counterpart of this Agreement to the other, which date shall be inserted in the space provided on the cover page and page 1 hereof. For the purposes of determining the Effective Date, an electronic signature shall be deemed an original signature.
"Environmental Law" shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree now or hereafter relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (codified in various sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. § 201 et seq. and § 300 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2061 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. § 1100 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), and any state and local environmental laws, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.
"Environmental Liabilities" shall have the meaning ascribed thereto in Section 3.3(b) hereof.
"Escrow Agent" shall mean the Title Company, at its office at 401 East Pratt Street, Suite 611, Baltimore, Maryland 21202.

"Escrow Agreement" shall mean that certain Escrow Agreement in the form attached hereto as Exhibit "D" entered into contemporaneously with the execution and delivery of this Agreement by Seller, Purchaser and Escrow Agent with respect to the Earnest Money.
"Existing Environmental Report" shall mean that certain report more particularly described on Exhibit "E" attached hereto and made a part hereof.
"Existing Survey" shall mean that certain survey with respect to the Land and the Improvements, if any, more particularly described on Exhibit "F" attached hereto and made a part hereof.
"Extended Outside Closing Date" shall have the meaning ascribed thereto in Section 2.6 hereof.
"FIRPTA Affidavit" shall mean the form of FIRPTA Affidavit to be executed and delivered to Purchaser at Closing by Seller as to the Land and Improvements in the form attached hereto as Schedule 7.
"First Title Notice" shall have the meaning ascribed thereto in Section 3.4 hereof.
"Foth" shall mean Foth & Van Dyke, LLC.
"Foth Buildout" shall have the meaning ascribed thereto in Section 4.3(j) hereof.
"Foth Lease" shall mean that certain Office Lease dated December 28, 2012 between Seller, as landlord, and Foth, as tenant, pursuant to which Seller agreed to lease to Foth, and Foth agreed to lease from Seller, certain space on the Property.
"Fund VIII" shall have the meaning ascribed thereto in Section 4.1(a)(iii) hereof.
"Fund IX" shall have the meaning ascribed thereto in Section 4.1(a)(iv) hereof.
"General Assignment" shall mean an assignment by Seller of its interest in intangible property owned by Seller (being Seller's interest in the Intangible Property) and being conveyed as a part of the Property, to be executed by Seller at Closing, in the form attached hereto as Schedule 4 and made a part hereto.
"Governmental Authority" means any federal, state or local government or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, court or administrative tribunal.
"Hazardous Substances" shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).
"Improvements" shall mean all buildings, structures and improvements now or on the Closing Date situated on the Land, including without limitation, all parking areas and facilities, improvements and fixtures located on the Land.
"Initial Earnest Money" shall mean the sum of Two Hundred Thousand and No/100 ($200,000.00).
"Initial Outside Closing Date" shall have the meaning ascribed thereto in Section 2.6 hereof.

"Inspection Period" shall mean the period commencing on December 12, 2012, and expiring at 5:00 P.M. Eastern Standard Time on February 25, 2013.
"Intangible Property" shall mean all intangible property, if any, owned by Seller and related to the Land, the Improvements and/or the Personal Property, including without limitation, the rights and interests, if any, of Seller in and to the following (to the extent assignable): (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements; (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property; (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements; and (iv) all of the right, title and interest of Seller in and to all Service Contracts that Purchaser agrees to assume (or is deemed to have agreed to assume).
"Land" shall mean that certain tract or parcel of real property located in Dane County, Wisconsin, which is more particularly described on Exhibit "A" attached hereto, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land.
"Late Notice Service Contracts" shall have the meaning ascribed thereto in Section 3.5 hereof.
"Laws" means any federal, state and local laws, rules, regulations, codes, orders, ordinances, zoning requirements or rules and statutes and/or any restrictive covenants applicable to the Property.
"Lease" or "Leases" shall mean, individually, each of the leases, and collectively, all leases identified on Exhibit "G" attached hereto, and any amended or new leases entered into in accordance with Section 4.3(a) hereof.
"Losses" shall have the meaning ascribed thereto in Section 11.1 hereof.
"Major Tenant" shall mean each of U.S. Cellular and Foth.
"Major Tenant Lease" shall mean the Lease between Seller, as landlord, and each Major Tenant, as set forth in Exhibit "G", Items 1 and 2 hereto.
"Management Agreements" shall mean, collectively, (i) that certain Management Agreement between Seller, as "Owner," and a Seller-Related Entity, as "Manager," and (ii) that certain Sub-Management Agreement between Seller, as "Owner" and Colliers International, as "Sub-Manager", both to be terminated effective as of the Closing.
"Monetary Objection" or "Monetary Objections" shall mean (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of the Property, (b) any mechanic's, materialman's or similar lien (unless resulting from any work performed by or on behalf of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges, or any assessment or charges imposed pursuant to the Declaration or by the Association, affecting all or any portion of the Property which are delinquent, (d) any judgment of record (other than a judgment of record against any tenant under any Lease) against the Property in the county or other applicable jurisdiction in which the Property is located, (e) any other lien or other encumbrance affecting title to the Property which can be removed according to its terms by payment of a liquidated sum of money, excluding any such other liens or encumbrances which are identified in clauses (a) in the definition of "Permitted Exceptions" and (f) Post Effective Date Encumbrances.
"Other Notices of Sale" shall have the meaning ascribed thereto in Section 5.1(q) hereof.
"Permitted Exceptions" shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent with respect to the Land and Improvements, (b) the Leases affecting the Land and Improvements, (c) the matters set forth on Exhibit "H" attached hereto and made part hereof, and (d) such other easements, restrictions and encumbrances with respect to the Land and Improvements, and matters of survey, that do not constitute Monetary Objections, and that are approved (or are deemed approved) by Purchaser in accordance with the provisions of Section 3.4 hereof.
"Personal Property" shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding the computer software which is either licensed to Seller or which Seller deems proprietary [a listing of such excluded computer software being set forth on Exhibit "B‑1" attached hereto and made part hereof]), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, as generally described on Exhibit "B" attached hereto and made a part hereof, and all non-confidential books, records and files (which shall include the Property budget, but which shall exclude internal analyses, inspection reports, any appraisals, strategic plans for the Property, information regarding the marketing of the Property for sale, submissions relating to Seller's obtaining of corporate authorization, attorney work product, attorney-client privileged documents, or other similar information in the possession or control of Seller or Seller's property manager which Seller reasonably deems confidential or proprietary) relating to the Land and Improvements; provided, however, the property described on Exhibit "B-1" attached hereto and made a part hereof is expressly excluded from the definition of Personal Property. The Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed by Seller to Purchaser subject to depletions, replacements and additions in the ordinary course of Seller's business.
"Post Closing Claims" shall have the meaning ascribed thereto in Section 3.3(b) hereof.
"Post Effective Date Encumbrances" shall mean all encumbrances to title to the Property, which first encumber title to the Property by act or omission of Seller or any of the Seller-Related Entities, which act or omission was committed or accrued on or after the effective date of the Title Commitment and in violation or breach by Seller or any Seller-Related Entity of this Agreement.
"Property" shall have the meaning ascribed thereto in Section 2.1 hereof.
"Purchase Price" shall be the amount specified in Section 2.4 hereof.
"Purchaser-Related Entities" shall have the meaning ascribed thereto in Section 11.1 hereof.
"Purchaser Waived Breach" shall have the meaning ascribed thereto in Section 11.3 hereof.
"Purchaser's Certificate" shall have the meaning ascribed thereto in Section 5.2(d) hereof.
"Purchaser's Counsel" shall mean, collectively, Legal Department, Alex. Brown Realty, Inc., 300 East Lombard Street, Suite 1200, Baltimore, Maryland 21202, and James E. Goodrich, Esquire, Saul Ewing LLP, 500 East Pratt Street, Baltimore, Maryland 21202.

"Real Estate Transfer Taxes" shall mean the transfer tax, excise tax, documentary stamp tax or similar tax (however denominated) which may be imposed by the state, county and/or municipality in which the Property is located and be payable in connection with the conveyance of the Property by Seller to Purchaser hereunder.
"Security Deposits" shall mean any security deposits, rent or damage deposits or similar amounts (other than rent paid for the month in which the Closing occurs) actually held by Seller with respect to any of the Leases.
"Seller-Related Entities" shall have the meaning ascribed thereto in Section 11.2 hereof.
"Seller's Affidavit" shall mean the form of owner's affidavit to be given by Seller at Closing to the Title Company in the form attached hereto as Schedule 5.
"Seller's Certificate" shall mean the form of certificate to be executed and delivered by Seller to Purchaser at the Closing with respect to the truth and accuracy of Seller's warranties and representations contained in this Agreement (modified and updated as the circumstances require), in the form attached hereto as Schedule 6.
"Seller's Counsel" shall mean Troutman Sanders LLP, Bank of America Plaza, Suite 5200, 600 Peachtree Street, N.E., Atlanta, Georgia 30308-2216, Attention: Leslie Fuller Secrest and Jennifer M. Duncan.
"Service Contracts" shall mean all those certain contracts and agreements more particularly described as Service Contracts on Exhibit "J" attached hereto and made a part hereof relating to the construction, repair, maintenance or operation of the Land, Improvements or Personal Property which, in accordance with the provisions of this Agreement, will extend beyond the Closing Date, including, without limitation, all equipment leases.
"SNDA" or "SNDAs" shall mean the Subordination, Non-Disturbance and Attornment Agreements to be sought from the Major Tenants in a commercially reasonable form provided by a mortgagee providing financing to Purchaser for the acquisition of the Property.
"Subsequent Title Notice" shall have the meaning ascribed thereto in Section 3.4 hereof.
"Survey" shall have the meaning ascribed thereto in Section 3.4 hereof.
"Taking" shall have the meaning ascribed thereto in Section 7.2 hereof.
"Taxes" shall have the meaning ascribed thereto in Section 5.4(a) hereof.
"Tenant" shall mean each of the U.S. Cellular and Foth, and any other tenant leasing or occupying any part of the Property.
"Tenant Estoppel Certificates" shall mean the certificates to be sought by Seller from each Major Tenant substantially in the forms attached hereto as Schedule 9, or containing substantially the same information as contained in the forms of tenant estoppel certificates attached hereto as Schedule 9, wherein each such Major Tenant certifies (a) that the Lease attached to the certificate is the true, correct, and complete lease for such Tenant at the Property, (b) the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (c) that (in the case of Foth, to the extent then factually correct), the Tenant has accepted the premises under the Lease and the landlord has completed all of the work that the Lease requires the landlord to complete to prepare the premises for such tenant's occupancy, (d) that such Major Tenant has not assigned, transferred or conveyed its interest in its Lease or sublet its premises to any person or entity, (e) the dates to which the Rent (as defined in each of the Leases) has been paid, the amount of base rent, (f) the amount of annual operating expenses paid by the Major Tenant, the base year annual expense over which any escalations are charged, if applicable, (g) that such Major Tenant is not in default under its Lease and has no offsets or defenses against the "Landlord" under its Lease, and (h) whether or not to the best of such Major Tenant's knowledge the "Landlord" under the subject Lease is in default under such Lease (and if so, specifying the nature of the default).
"Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the Tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment and club membership allowances and costs.
"Tenant Notices of Sale" shall have the meaning ascribed thereto in Section 5.1(p) hereof.
"Title Company" shall mean Stewart Title Guaranty Company.
"Title Commitment" shall have the meaning ascribed thereto in Section 3.4 hereof.
"U.S. Cellular" shall mean United States Cellular Operating Company, a Delaware corporation.
"Wells Partners" shall have the meaning ascribed thereto in Section 4.1(a)(vi) hereof.

ARTICLE 2.
PURCHASE AND SALE
2.1.Agreement to Sell and Purchase the Property. Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the following property (collectively, the "Property"):
(a)    the Land;
(b)    the Improvements;
(c)    all right, title and interest of Seller as "landlord" or "lessor" in and to the Leases, and any guaranties of the Leases;
(d)    all right, title and interest of Seller in the Personal Property;
(e)    all right, title and interest of Seller in the Intangible Property; and
(f)    all right, title and interest of Seller in all Service Contracts.
2.2.Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions subject to Purchaser's objection rights and Seller's cure obligations under Section 3.4 hereof.
2.3.Earnest Money.
(a)    On or before the day that is three (3) Business Days after the Effective Date, Purchaser shall deliver the Initial Earnest Money to Escrow Agent by federal wire transfer, payable to Escrow Agent, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement. Seller and Purchaser mutually acknowledge and agree that time is of the essence in respect of Purchaser's timely deposit of the Initial Earnest Money with Escrow Agent; and that if Purchaser fails to timely deposit the Initial Earnest Money with Escrow Agent, this Agreement shall terminate, and neither party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.
(b)    If Purchaser has not previously terminated the Agreement pursuant to Section 3.6, then on or before the last day of the Inspection Period, Purchaser shall deliver the Additional Earnest Money to Escrow Agent by federal wire transfer, payable to Escrow Agent, which Additional Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement. Seller and Purchaser mutually acknowledge and agree that time is of the essence in respect of Purchaser's timely deposit of the Additional Earnest Money with Escrow Agent; and that if Purchaser fails to timely deposit the Additional Earnest Money with Escrow Agent, this Agreement shall, at the option of Seller, terminate, Escrow Agent shall return the Initial Earnest Money (and any interest earned thereon) to Purchaser, and neither party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.
(c)    The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. Interest and other income from time to time earned on the Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the Earnest Money hereunder shall be comprised of the Initial Earnest Money (to the extent actually deposited by Purchaser with Escrow Agent as provided herein), and the Additional Earnest Money (to the extent actually deposited by Purchaser with Escrow Agent as provided herein) and all such interest and other income.
10.4.Purchase Price. Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be that amount equal to EIGHT MILLION ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($8,175,000.00 U.S.). The Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:
(a)    The Earnest Money shall be paid by Escrow Agent to Seller at Closing; and
(b)    At Closing, the balance of the Purchase Price, after applying, as partial payment of the Purchase Price, the Earnest Money paid by Escrow Agent to Seller (exclusive of any interest thereon which shall be paid to Purchaser), and subject to prorations and other adjustments specified in this Agreement, shall be paid by Purchaser in immediately available funds to the Title Company, for further delivery to an account or accounts designated by Seller. If the Closing occurs, but the amount due from Purchaser pursuant to this Agreement is not received by Seller on or before 4:00 p.m. local Atlanta, Georgia, time on the Closing Date or (if later than 4:00 p.m. local Atlanta, Georgia time) in sufficient time for reinvestment by Seller in Atlanta, Georgia, on the Closing Date, Purchaser shall reimburse Seller for loss of interest due to the inability to reinvest Seller's funds on the Closing Date, calculated at the rate of two percent (2%) per annum (calculated on a per diem basis, using a 365-day year); provided, however, that if the amount due from Purchaser has not been received by the Title Company in immediately available funds by the close of business on such day (local Atlanta, Georgia time), Purchaser shall be in default hereunder, and Seller may exercise any and all remedies available to Seller on account of such default. The provisions of the preceding sentence of this Section 2.4(b) shall survive the Closing.
10.5.Independent Contract Consideration. In addition to, and not in lieu of the delivery to Escrow Agent of the Earnest Money, concurrently with Purchaser's execution and delivery of this Agreement to Seller, Purchaser shall deliver to Seller Purchaser's check, payable to the order to Seller, in the amount of One Hundred and No/100 Dollars ($100.00). Seller and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Seller's execution and delivery of this Agreement and Purchaser's right to inspect the Property pursuant to Article 3. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.
10.6.Closing. The consummation of the sale by Seller and purchase by Purchaser of the Property (the "Closing") shall be held on or before March 21, 2013 (the "Initial Outside Closing Date"), or such other date as is mutually agreed to by Seller and Purchaser; provided, however, if the condition set forth in Section 6.1(d) hereof is not satisfied by the Initial Outside Closing Date, Seller, at its election, shall have the right to extend the outside date for Closing for up to thirty (30) days (the "Extended Outside Closing Date") by written notice to Purchaser and Escrow Agent for purposes of causing the Foth Buildout to be completed and obtaining written confirmation from Foth that Foth has accepted delivery of the premises under the Foth Lease. Subject to the foregoing, the Closing shall take place at the office of the Title Company in the metropolitan Baltimore, Maryland area, and at such specific place, time and date (the "Closing Date") as shall be designated by: (a) Purchaser in a written notice to Seller not less than three (3) Business Days prior to Closing held on or prior to the Initial Outside Closing Date, or (b) Seller, in a written notice to Purchaser not less than three (3) Business Days prior to Closing, if Seller has elected to extend the Closing Date as permitted in this Section 2.6. If Purchaser or Seller, as the case may be, fails to give such notice of the Closing Date, or if Seller and Purchaser fail to agree on a Closing Date that is earlier than the Initial Outside Closing Date or the Extended Outside Closing Date (whichever is applicable), the Closing shall be at the offices of the Title Company, 401 East Pratt Street, Suite 611, Baltimore, Maryland 21202, at 2:00 p.m. (local Atlanta, Georgia time) on the Initial Outside Closing Date or the Extended Outside Closing Date, as applicable. It is contemplated that the transaction shall be closed with the concurrent delivery of the documents of title and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Seller and Purchaser physically meet for the Closing, and all documents to be delivered at the Closing shall be delivered to the Title Company unless the parties hereto mutually agree otherwise. Seller and Purchaser agree to use reasonable efforts to complete all requirements for the Closing prior to the Closing Date.
ARTICLE 3.
Purchaser's Inspection and Review Rights
3.1.Due Diligence Inspections.
a.From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall permit Purchaser and its authorized representatives to inspect the Property, to perform due diligence and environmental investigations, to examine the records of Seller with respect to the Property, and make copies thereof, at such times during normal business hours as Purchaser or its representatives may request. All such inspections shall be nondestructive in nature, and specifically shall not include any physically intrusive, invasive or destructive testing or boring without Seller's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, but which approval may be conditioned on Seller's reasonable approval of the scope and nature of such testing and boring. All such inspections shall be performed in such a manner to minimize to the extent reasonably practicable any interference with the business of the Tenants under the Leases, and, in each case, in compliance with the rights and obligations of Seller as landlord under the Leases. Purchaser shall have the right to interview Tenants of the Property during the Inspection Period, provided that Seller shall have the right to have a representative present at the time of any such interview, whether by phone or in person. Except as set forth in the immediately preceding sentence, Purchaser shall make no contact with and shall not interview any Tenant of the Property. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser's expense. Seller reserves the right to have a representative present at the time of making any such inspection. Purchaser shall confirm arrangements with Seller not less than one (1) Business Day in advance of making any such inspection, which arrangements may be confirmed via email addressed during normal business hours (local Atlanta, Georgia time) to Parker Hudson (email: parker.hudson@wellsref.com) or Pam Berrier (email: pamela.berrier@wellsref.com), and other representative(s) of Seller's disposition team for the Property known to Purchaser.
b.If the Closing is not consummated hereunder and following Purchaser's receipt of the Earnest Money, Purchaser shall promptly deliver to Seller (if contractually permitted to do so) copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections; provided, however, that delivery of such copies and information shall be without warranty or representation whatsoever, express or implied, including, without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise. Purchaser shall use commercially reasonable efforts to avoid any contractual obligations prohibiting the delivery to Seller of copies of such reports, surveys and information. This Section 3.1(b) shall survive the termination of this Agreement.
c.To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Property or any portion thereof, Purchaser shall promptly repair any such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorneys' fees actually incurred) as a result of the activities of Purchaser or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from any act or omission of Seller during any such entry on the Property. Said indemnification shall not extend to pre-existing conditions merely discovered by Purchaser. Said indemnification agreement shall survive the Closing, or earlier termination of this Agreement, until the expiration of any applicable statute of limitations. Purchaser shall maintain and shall ensure that Purchaser and any of Purchaser's consultants and contractors that enter the Property maintain commercial general liability insurance in an amount not less than Two Million Dollars ($2,000,000.00) combined single limit. Purchaser agrees to provide to Seller a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon the Property by Purchaser or its consultants or contractors, as the case may be, pursuant to this Section 3.1.
3.2.Deliveries by Seller to Purchaser; Purchaser's Access to Property Records of Seller.
a.Prior to the Effective Date, Seller delivered to Purchaser, to the extent in Seller's possession, all of the items listed on Schedule 3.2 hereof (the "Due Diligence Deliveries").
b.From the Effective Date until the Closing Date, or earlier termination of this Agreement, Seller shall allow Purchaser and Purchaser's representatives, on reasonable advance notice made pursuant to the penultimate sentence of Section 3.1(a) above and during normal business hours, to have access to Seller's existing non-confidential books, records and files relating to the Property, at the office of Seller at 6200 The Corners Parkway, Norcross, Georgia 30092, at the Property (or at any other location where Seller keeps such books, records and files), for the purpose of inspecting and (at Purchaser's expense) copying the same, including, without limitation, the materials listed below (to the extent any or all of the same are in the possession of Seller or Seller's property manager for the Property), subject, however, to the limitations of any confidentiality or nondisclosure agreement to which Seller may be bound, and provided that Seller shall not be required to deliver or make available to Purchaser any appraisals, third party reports obtained by Seller (other than the third party reports included in the Due Diligence Deliveries), strategic plans for the Property, internal analyses, inspection reports (other than the reports listed on Schedule 3.2 hereof), information regarding the marketing for sale of the Property, submissions relating to Seller's obtaining of corporate authorization, attorney work product, attorney-client privileged documents, or other information in the possession or control of Seller which Seller deems confidential or proprietary. Purchaser acknowledges and agrees, however, that Seller makes no representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any such records, evaluations, data, investigations, reports or other materials. If the Closing contemplated hereunder fails to take place for any reason, Purchaser shall hold and treat all Due Diligence Deliveries in the strictest of confidence and in accordance with the terms of Section 3.7 hereof respecting the treatment of Due Diligence Material. It is understood and agreed that Seller shall not have any obligation to obtain, commission or prepare any such books, records, files, reports or studies not now in the possession or control of Seller or Seller's property manager for the Property. Subject to the foregoing, Seller agrees to make available to Purchaser for inspection and copying, without limitation, the following books, records and files relating to the Property, all to the extent the same are in the possession of Seller or Seller's property manager for the Property:

i.
Tenant Information. Copies of any financial statements or other financial information of any Tenant under the Lease (and the Lease guarantors, if any), written information relative to the Tenants' payment histories, and Tenant correspondence, to the extent Seller or Seller's property manager for the Property has the same in its possession;

ii.
Plans. All available construction plans and specifications in the possession of Seller or Seller's property manager for the Property relating to the development, condition, repair and maintenance of the Property;

iii.
Operating Costs and Expenses. All available records of any operating costs and expenses for the Property in the possession of Seller or Seller's property manager for the Property which are not considered by Seller to be proprietary; and

iv.	Maintenance Records. Copies of maintenance records for the Property.
3.3.Condition of the Property.
a.Seller recommends that Purchaser employ one or more independent engineering and/or environmental professionals to perform engineering, environmental and physical assessments on Purchaser's behalf in respect of the Property and the condition thereof. Purchaser and Seller mutually acknowledge and agree that, except as expressly otherwise specified in this Agreement and except for Seller's representations and warranties specified in Section 4.1, the Property is being sold in an "AS IS" condition and "WITH ALL FAULTS," known or unknown, contingent or existing. Purchaser has the sole responsibility to fully inspect the Property, to investigate all matters relevant thereto, including, without limitation, the condition of the Property, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Property. Effective as of the Closing and except as expressly set forth in this Agreement, Purchaser hereby waives and releases Seller and its officers, directors, shareholders, members, partners, agents, affiliates, employees and successors and assigns from and against any and all claims, obligations and liabilities arising out of or in connection with the condition of the Property.
b.To the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release Seller and its officers, directors, shareholders, members, partners, agents, affiliates and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Property or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Property or any adjacent property prior to or after the date hereof (collectively, "Environmental Liabilities"); provided, however, that the foregoing release as it applies to Seller, its officers, directors, shareholders, members, partners, agents, affiliates and employees, shall not release Seller or its general partners or members from any Environmental Liabilities of (i) Seller relating to any Hazardous Substances which may be placed, located or released on the Property by Seller after the date of Closing, or (ii) the general partners or members of Seller relating to any Hazardous Substances which may be placed, located or released on the Property by Seller after the date of Closing. In addition, Purchaser does hereby covenant and agree to defend, indemnify, and hold harmless Seller and its officers, directors, shareholders, agents, affiliates and employees from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, existing and future, including any action or proceeding brought or threatened, or ordered by governmental authorities, relating to any Hazardous Substances which may be placed, located or released on the Property by Purchaser after the date of Closing (collectively, "Post Closing Claims"); provided, however, that the foregoing indemnity shall not indemnify Seller, its officers, directors, shareholders, agents, affiliates and employees, from and against any Post Closing Claims relating to any Hazardous Substances which may be placed, located or released on the Property by Seller after the date of Closing. The terms and provisions of this Section 3.3 shall survive the Closing.
3.4.Title and Survey. As promptly as practicable following the Effective Date of this Agreement, Seller shall arrange, at Seller's expense, for the Title Company to prepare and deliver to Seller and Purchaser a preliminary owner's title commitment issued to Purchaser with respect to the Property ("Title Commitment"). Seller also shall cause the Title Company to deliver copies of all recorded instruments referenced in the Title Commitment to Seller and Purchaser. Promptly after the Effective Date, Seller shall arrange, at Seller's expense, for the preparation of one or more updates of the Existing Survey (such update, the "Survey"). Seller shall make copies of the Survey available to Purchaser promptly after Seller's receipt thereof. Purchaser shall have until the date which is five (5) Business Days prior to the end of the Inspection Period to give written notice (the "First Title Notice") to Seller's Counsel of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitment or in the Survey or otherwise in Purchaser's examination of title. From time to time at any time after the First Title Notice and prior to the Closing Date, Purchaser may give written notice (a "Subsequent Title Notice") to Seller's Counsel of exceptions to title first appearing of record with respect to the Property after the effective date of the most recent previous Title Commitment or updated Title Commitment or matters of survey which matters of record or matters of survey did not appear in the updated examination of title or preparation of an updated ALTA survey prior to date of the initial Title Commitment or the initial Survey. Seller shall have the right, but not the obligation (except as to Monetary Objections), to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects. Within five (5) Business Days after receipt of Purchaser's First Title Notice, Seller shall give written notice to Purchaser's Counsel informing the Purchaser of the election of Seller with respect to the objections in the First Title Notice. Within five (5) Business Days after receipt of any Subsequent Title Notice, Seller shall give written notice to Purchaser's Counsel informing the Purchaser of the election of Seller with respect to the objections in such Subsequent Title Notice. If Seller fails to give written notice of election within such five (5) Business Day period, Seller shall be deemed to have elected not to attempt to cure the objections (other than Monetary Objections) set forth in the First Title Notice or such Subsequent Title Notice, whichever is applicable. If Seller elects to attempt to cure any objections, Seller shall be entitled to one or more reasonable adjournments of the Closing of up to but not beyond the thirtieth (30th) day following the initial date set for the Closing to attempt such cure, but, except for Monetary Objections, Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure. Except as to Monetary Objections, if Seller elects, or is deemed to have elected, not to cure any exceptions to title to which Purchaser has objected or if, after electing to attempt to cure, Seller determines that it is unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser's sole remedy hereunder in such event shall be either (i) to accept title to the Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price, (ii) if such exceptions are matters first appearing of record or first disclosed by any Survey or updated Title Commitment on or after the Effective Date of the Title Commitment, to terminate this Agreement, or (iii) to terminate this Agreement within three (3) Business Days after receipt of written notice from Seller either of the election of Seller not to attempt to cure any objection or of the determination of Seller, having previously elected to attempt to cure, that Seller is unable or unwilling to do so, or three (3) Business Days after Seller is deemed hereunder to have elected not to attempt to cure such objections (and upon any such termination under clause (ii) or (iii) above, Escrow Agent shall return the Earnest Money to Purchaser). If necessary, the Closing Date shall be extended to permit Purchaser and Seller the opportunity to avail themselves of the entire response periods set forth hereinabove. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall be obligated to cure or satisfy all Monetary Objections at or prior to Closing, and may use the proceeds of the Purchase Price at Closing for such purpose. All exceptions to title in the Title Commitment or the Survey to which Purchaser fails to object in accordance with this Section 3.4, and all exceptions to title in the Title Commitment or the Survey which Purchaser elects (or is deemed to have elected) to accept title to the applicable Property subject to, shall be deemed to be added to, be a part of, and included as "Permitted Exceptions".
3.5.Service Contracts; Management Agreement. On or before the last day of the Inspection Period, Purchaser will designate in a written notice to Seller which Service Contracts Purchaser will assume and which Service Contracts will be terminated by Seller at Closing; provided, however, that Seller shall not be obligated to terminate, and Purchaser shall assume the obligations of Seller arising from and after Closing under, all Service Contracts which cannot be terminated by Seller upon no more than thirty (30) days prior notice or which can be terminated by Seller only upon payment of a fee, premium, penalty or other form of early termination compensation; further provided, however, that if such written notice from Purchaser designating which Service Contracts are to be terminated by Seller at Closing is given less than thirty (30) days prior to the Closing Date, then Seller shall give notice under those Service Contracts which can be terminated by Seller upon no more than thirty (30) days prior notice without payment of a fee, premium, penalty or other form of early termination compensation (the "Late Notice Service Contracts"), and, in addition to assuming the obligations of Seller first accruing on or after Closing under all Service Contracts which cannot be terminated by Seller upon no more than thirty (30) days prior notice or which can be terminated by Seller only upon payment of a fee, premium, penalty or other form of early termination compensation, Purchaser shall assume the obligations of Seller first accruing on or after Closing under the Late Notice Service Contracts through the effective date of such termination thereof; provided further, however, Seller shall be required to terminate all Service Contracts which are with any Seller-Related Entities. Subject to the foregoing, and taking into account any credits or prorations to be made pursuant to Article 5 hereof for payments coming due after Closing but accruing prior to Closing, Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts which Purchaser has designated will not be terminated. Subject to the foregoing, Seller, without cost to Purchaser, shall terminate at Closing all Service Contracts that are not so assumed. In addition, Seller shall terminate both Management Agreements effective as of the Closing Date. If Purchaser fails to notify Seller in writing on or before the last day of the Inspection Period of any Service Contracts that Purchaser does not desire to assume at Closing, Purchaser shall be deemed to have elected to assume all such Service Contracts and to have waived its right to require Seller to terminate such Service Contracts at Closing.
3.6.Termination of Agreement. Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser's sole opinion and discretion, the suitability of the Properties for acquisition by Purchaser or Purchaser's permitted assignee. Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving timely written notice (which notice shall be effective when sent, regardless of the manner of delivery, if sent in accordance with Section 12.1 hereof, and provided that at least one method of delivery shall be via email) to Seller and Escrow Agent of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.6, Escrow Agent shall pay the Initial Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.6.
3.7.Confidentiality. All information acquired by Purchaser or any of its designated representatives (including by way of example, but not in limitation, the officers, directors, shareholders and employees of Purchaser, and Purchaser's engineers, consultants, counsel and potential lenders, and the officers, directors, shareholders and employees of each of them) with respect to the Property, whether delivered by Seller or any representatives of Seller or obtained by Purchaser as a result of its inspection and investigation of the Property, examination of the books, records and files of Seller in respect of the Property, or otherwise (collectively, the "Due Diligence Material") shall be used solely for the purpose of determining whether the Property is suitable for Purchaser's acquisition and ownership thereof and for no other purpose whatsoever. Prior to Closing, the terms and conditions which are contained in this Agreement and all Due

Diligence Material which is not published as public knowledge or which is not generally available in the public domain shall be kept in strict confidence by Purchaser and shall not be disclosed to any individual or entity other than to those authorized representatives of Purchaser and Purchaser's prospective and actual counsel, accountants, professionals, consultants, attorneys and lenders, who need to know the information for the purpose of assisting Purchaser in evaluating the Property for Purchaser's potential acquisition thereof; provided, however, that prior to the disclosure of any such information, Purchaser shall advise the intended recipient of any Due Diligence Material that the recipient of such information shall hold any information derived from its review of the Due Diligence Material in strict confidence; and provided further, Purchaser shall have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement. If Purchaser or Seller elects to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will hold and treat all Due Diligence Material which is not published as public knowledge or which is not generally available in the public domain in strict confidence and shall not disclose any of the same to any other person, firm or entity, without prior written authorization of Seller, except that Purchaser may disclose such Due Diligence Material as may be (a) required by a Governmental Authority but only after furnishing Seller with prior written notice delivered no less than three (3) Business Days prior to such disclosure, or (b) as may be necessary in connection with any court action or proceeding with respect to this Agreement; provided that nothing in the Agreement shall preclude Purchaser or any of its designated representatives from making inquiries about the Property and related items to the Association or any Governmental Authority. Purchaser shall and hereby agrees to indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense that Seller suffers or incurs (including, without limitation, reasonable attorneys' fees actually incurred) as a result of the unpermitted disclosure of any of the Due Diligence Material to any individual or entity other than an appropriate representative of Purchaser and Purchaser's prospective and actual counsel, accountants, professionals, consultants, attorneys and lenders and/or the use of any Due Diligence Material for any purpose other than as herein contemplated and permitted. The foregoing indemnity shall not extend to disclosure of any Due Diligence Material (i) as may be required by applicable law to be disclosed, or (ii) that is or becomes public knowledge other than by virtue of a breach of Purchaser's covenants under this Section 3.7. In the event of a breach or threatened breach by Purchaser or any of its representatives of this Section 3.7, Seller shall be entitled, in addition to other available remedies, to an injunction (if available under applicable law) restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material and any of the terms and conditions of this Agreement. Nothing contained herein shall be construed as prohibiting or limiting Seller from pursuing any other available remedy, in law or in equity, for such breach or threatened breach. The provisions of this Section shall survive any termination of this Agreement.

ARTICLE 4.
Representations, Warranties AND OTHER AGREEMENTS
4.1.Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser:
a.Organization, Authorization and Consents.

i.
Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms and provisions of this Agreement, to engage in the transaction contemplated in this Agreement and to perform and observe all of the terms and provisions hereof.

ii.
Seller is a duly organized and validly existing joint venture under the laws of the State of Georgia, whose partners are Wells Real Estate Fund VIII, L.P., a Georgia limited partnership, and Wells Real Estate Fund IX, L.P., a Georgia limited partnership.

iii.	Wells Real Estate Fund VIII, L.P., a Georgia limited partnership ("Fund VIII") is a duly organized and validly existing limited partnership under the laws of the State of Georgia.

iv.	Wells Real Estate Fund IX, L.P., a Georgia limited partnership ("Fund IX") is a duly organized and validly existing limited partnership under the laws of the State of Georgia.

v.
Wells Partners, L.P., a Georgia limited partnership ("Wells Partners"), a general partner of both Fund VIII and Fund IX, is a duly organized and validly existing limited partnership under the laws of Georgia.

vi.	Wells Capital, Inc., a Georgia corporation, the general partner of Wells Partners, is a duly organized and validly existing corporation under the laws of Georgia.
b.Action of Seller, Etc. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms.
c.No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller is bound.
d.Litigation. Except as disclosed on Exhibit "I" attached hereto, Seller has not received written notice and Seller has no knowledge of any pending or threatened suit, action or proceeding, which (i) is against Seller relating to any or all of the Property, (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (iii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof; or (iv) is against Seller relating to any of the Leases.
e.Bankruptcy. To Seller's knowledge, no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, receivership, reorganization or other proceedings are pending or threatened against Seller or, to Seller's knowledge, any entities that are joint venture partners in Seller, nor are any such proceedings contemplated by Seller, or to Seller's knowledge, any entities that are joint venture partners in Seller.
f.Public Improvements. Seller has not received written notice from any Governmental Authority or the Association or otherwise pursuant to the Declaration of any action or any intended public or other improvements which would materially and adversely affect the use of the Property as a multi-tenant office building, nor has Seller received written notice from any Governmental Authority of any proposed or contemplated plan to widen, modify or realign any street or highway contiguous to the Property.
g.Existing Leases. Other than the Leases listed on Exhibit "G" attached hereto, neither Seller nor any other person or entity has entered into any contract or agreement with respect to the occupancy of the Property or any portion or portions thereof which will be binding on Purchaser or the Property after the Closing. To Seller's knowledge, the copies of the Leases heretofore delivered by Seller to Purchaser are true, correct and complete copies thereof, and constitute the entire agreement between Seller and the tenants thereunder. To Seller's knowledge, the Leases are in full force and effect. Seller has not delivered or received any written notice of default under the Leases that remains uncured. To Seller's knowledge, there exist no defaults under the Leases and no events which with the passage of time or giving of notice would constitute a default under the Leases. No Tenant has given Seller written notice of any claim of offset or other defense in respect of the Leases or Seller's obligations under the Leases.
h.U.S. Cellular Allowance. The total amount of the "Allowance" as referenced in Section 4 of the Sixth Amendment to Lease Agreement that is part of the U.S. Cellular Lease (the "U.S. Cellular Allowance") is $373,585.00.

i.Foth Buildout. Seller has entered into those certain construction agreements identified as Items 15 and 16 of Exhibit J attached hereto (each , a "Foth Construction Contract;" and collectively, the "Foth Construction Contracts") with respect to the construction of certain improvements in the space leased by Foth, as well as certain common areas.
j.Right of First Offer or Right of First Refusal. No Tenant nor any other person or entity has any right or option (including any right of first refusal or right of first offer) to purchase all or any part of the Property or any interest therein.
k.Operating Statements. To Seller's knowledge, the operating statements for the Property heretofore delivered by Seller to Purchaser are accurate in all material respects for the purposes for which such operating statements are utilized by Seller in its operation of the Property, and to Seller's knowledge, fairly and accurately represent Seller's operating expenses for the Property for the periods covered thereby.
l.Leasing Commissions. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof other than as disclosed in Exhibit "C" attached hereto (the "Commission Agreements"), and all leasing commissions and brokerage fees accrued or due and payable under the Commission Agreements with respect to the Property as of the date hereof and at the Closing have been or shall be paid in full. Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the payment of all leasing commissions payable for (a) any other new leases entered into after the Effective Date that have been approved (or deemed approved) by Purchaser, and (b) the renewal, expansion or extension of any Lease existing as of the Effective Date and exercised or effected after the Effective Date.
m.Management Agreements. Except for the Management Agreements, there are no other agreements currently in effect relating to the management of the Property by any third-party management company.
n.Service Contracts. Other than the Service Contracts set forth on Exhibit "J" attached hereto, as of the date of this Agreement, Seller has not entered into any contract or agreement with respect to maintenance, utility or any other services provided to the Property by Seller or any portion or portions thereof which will be binding on Purchaser or the Property after Closing. Except as set forth in Exhibit "I" attached hereto, Seller has not given or received any written notice of any party's default or failure to comply with the terms and provisions of the Service Contracts which remains uncured; and to Seller's knowledge, Seller is not in default under any Service Contract and knows of no default on behalf of any party providing such services thereunder.
o.Taxes and Assessments. Except as may be set forth on Exhibit "K" attached hereto and made a part hereof, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments or assessments or charges imposed pursuant to the Declaration or by the Association against the Property. Other than the amounts disclosed by the tax bills delivered to Purchaser by Seller, to Seller's knowledge, no other real property taxes have been assessed against the Property for the 2012 tax year. To Seller's knowledge, there are no special assessments or charges which have been levied against the Property for the 2013 tax year. Seller has not received written notice of any assessments for work, activities or improvements done to the Property by Seller or by a Governmental Authority which are outstanding and unpaid.
p.Compliance with Laws. To Seller's knowledge, and except as set forth on Exhibit "I", Seller has received no written notice alleging (and Seller has no knowledge of any facts or circumstances that might give rise to allegations of) any violations of Laws (including any Environmental Law) or other legal requirements or any requirements imposed pursuant to the Declaration or by the Association with respect to the Property where such violations remain outstanding.
q.Environmental Matters. Seller has received no written notice from any Governmental Authority that such authority has determined that there are any violations of an Environmental Law affecting the Property. Seller has received no written notice from any Governmental Authority that the Property has been previously used as a landfill or as a dump for garbage or refuse.
r.Other Agreements. To Seller's knowledge, except for the Leases, the Commission Agreements, the Service Agreements, the Management Agreements and the Permitted Exceptions, there are no leases, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect that grant to any person or any entity (other than Seller) any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property which will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to the expiration of the Inspection Period (or is deemed to have agreed to assume) or which are terminable upon thirty (30) days notice without payment of premium or penalty.
s.Seller Not a Foreign Person. Seller is not a "foreign person" which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.
t.Employees. To Seller's knowledge, Seller has no employees to whom by virtue of such employment Purchaser will have any obligation after the Closing.
The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed made as of the date hereof and remade by Seller as of the Closing Date in all material respects, with the same force and effect as if made on, and as of, such date, subject to Seller's right to update such representations and warranties, based solely on facts or circumstances arising after the Effective Date, by written notice to Purchaser and in the certificate of Seller to be delivered pursuant to Section 5.1(h) hereof, and shall survive the Closing for a period of one hundred eighty (180) days.
Except as otherwise expressly provided in this Section 4.1 or elsewhere in this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller has not made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Property, whether made by Seller, on behalf of Seller, or otherwise, including, without limitation, the physical condition of the Property, the financial condition of the Tenants under the Leases, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, past or future economic performance of the Tenants or the Property, and any other information pertaining to the Property or the market and physical environments in which the Property is located. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser's own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on behalf of Seller. Purchaser will inspect the Property and become fully familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement, shall purchase the Property in its "as is" condition, "with all faults," on the Closing Date.
4.2.Knowledge Defined. All references in this Agreement (including without limitation, Sections 4.1 and 4.3(k) hereof) to the "knowledge of Seller" or "to Seller's knowledge" or words of similar shall refer only to the actual knowledge of Scott Brown. Seller represents and warrants to Purchaser that Scott Brown has been actively involved in the management of Seller's business in respect of the Property in the capacity as the Asset Manager of the Property for Seller from October 2012, up to and including the Effective Date and is the individual at Seller most likely to have the pertinent knowledge regarding the

Property. The term "knowledge of Seller" or "to Seller's knowledge" shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other partner, member, beneficial owner, officer, director, agent, manager, representative or employee of Seller, or any of their respective affiliates, or to impose on the individual named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the individual named above arising out of any representations or warranties made herein or otherwise.
4.3.Covenants and Agreements of Seller.
a.Leasing Arrangements. During the pendency of this Agreement Seller will not enter into any lease affecting the Property, or modify or amend in any material respect, or terminate, any of the existing Leases without Purchaser's prior written consent in each instance, which consent, prior to the end of the Inspection Period, shall not be unreasonably withheld, delayed or conditioned and which shall be deemed given unless withheld by written notice to Seller given within ten (10) Business Days after Purchaser's receipt of Seller's written request therefor, each of which requests shall be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new Lease that Seller wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Inducement Costs and leasing commissions associated with any proposed renewal or expansion of an existing Lease or with any such new Lease. If Purchaser fails to notify Seller in writing of its approval or disapproval within said ten (10) Business Day period, such failure by Purchaser shall be deemed to be the approval of Purchaser. After the end of the Inspection Period, Seller shall not enter into any lease affecting the Property, or modify or amend in any respect, or terminate any existing Lease without Purchaser's prior written consent in each instance, which consent may be withheld in Purchaser's sole discretion. Notwithstanding the foregoing to the contrary, Purchaser shall have no right to disapprove, and shall be deemed to have approved, all renewals, extensions and expansions contained in any existing Lease and exercised by the Tenant under such Lease if on the exact terms contained in the existing Lease. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including reasonable attorneys' fees, actually incurred by Seller pursuant to a renewal or expansion of any existing Lease after the Effective Date or a new Lease approved by Purchaser hereunder (other than the lease with Foth and VanDyke).
b.Foth Lease Tenant Inducement Costs and Leasing Commissions. Seller shall be responsible for and shall pay for all Tenant Inducement Costs, leasing commissions and other expenses, including Seller's attorneys' fees, with respect to the initial lease term of the lease with Foth and VanDyke, which obligation shall survive Closing; provided, however, that to the extent that final payment to the general contractor under the Foth Construction Contract for the tenant build-out on the fourth floor (Item 15 on Exhibit "J") shall not have been made on or prior to Closing for any reason other than Seller's default under said Foth Construction Contract and Seller shall have given to Purchaser at Closing a credit for any unfunded portion of the tenant allowance payable under the lease with Foth and VanDyke, Purchaser shall be responsible for payment of the balance of the tenant allowance payable to the general contractor under said Foth Construction Contract as and when the same becomes due and payable. Seller shall be responsible and shall pay for all amounts due and payable to the general contractor under the Foth Construction Contract respecting the fourth floor common area (Item 16 on Exhibit "J"). If and to the extent that either Seller or Purchaser receives, after Closing, any notice, lien waiver, general contractor's affidavit or other notice from the general contractor under the either of the Foth Construction Contracts given pursuant to either of said Foth Construction Contracts, each of Seller and Purchaser agree promptly to provide a copy of such notice, lien waiver, general contractor's affidavit or other notice from said general contractor to the other. Said obligations shall survive the Closing.
c.New Contracts. During the pendency of this Agreement, Seller will not enter into any contract, or modify, amend, renew or extend any existing contract, that will be an obligation affecting the Property or any part thereof subsequent to the Closing without Purchaser's prior written consent in each instance (which Purchaser agrees not to withhold or delay unreasonably), except contracts entered into in the ordinary course of business that are terminable without cause (and without penalty or premium) on thirty (30) days (or less) notice.
d.Operation of Property. During the pendency of this Agreement, Seller shall continue to operate the Property in a good and businesslike fashion consistent with Seller's past practices. Except for tenant improvements under the Leases, Seller will not make any alterations to the Property. Except for the rights of Tenants under the Leases to utilize Personal Property, Seller will not remove any of the Personal Property from the Property (unless the Personal Property so removed is promptly replaced with Personal Property of similar or equivalent quality and utility).
e.Bills. Seller has paid or will pay when due all correctly and properly invoiced bills received by Seller for labor, goods, materials and services of any kind relating to the Property and utility charges, relating to the period prior to the Closing. Additionally, Seller has paid or will pay prior to Closing any and all charges or assessments imposed on the Property by the Association or pursuant to the Declaration relating to the period prior to Closing, subject to receipt by Seller of an invoice therefor. Seller's obligations under this Section 4.3(e) shall survive Closing for a period of three hundred sixty-five (365) days.
f.Insurance. During the pendency of this Agreement, Seller shall, at Seller's expense, continue to maintain casualty and liability insurance policies covering the Improvements which are currently in force and effect (including existing deductible amounts) and with the casualty policy insuring the Improvements at no less than the replacement value of the Improvements (subject to existing deductible amounts).
g.Tenant Estoppel Certificates. Seller shall use good faith and commercially reasonable efforts (at no cost to Seller other than amounts for incidental expenses, including associated attorneys' fees) to obtain and deliver to Purchaser prior to Closing a written Tenant Estoppel Certificate signed by each Major Tenant at the Property; provided that delivery of such signed Tenant Estoppel Certificates shall be a condition of Closing only to the extent set forth in Section 6.1(c) hereof; and in no event shall the inability or failure of Seller to obtain and deliver Tenant Estoppel Certificates from each Major Tenant (Seller having used its good faith and commercially reasonable efforts as set forth above) be a default of Seller hereunder.
(h)    Subordination, Non-Disturbance and Attornment Agreements. At the request of a mortgage lender providing financing to Purchaser for the acquisition of the Property, Seller shall endeavor in good faith (but without obligation to incur any cost or expense) to obtain and deliver to such mortgagee, a written SNDA signed by each of the Major Tenants; provided that delivery of such signed SNDAs shall not be a condition of Closing; and in no event shall the inability or failure of Seller to obtain and deliver said SNDAs (Seller having used its good faith efforts as set forth above as to the Tenants) be a default of Seller hereunder.

(i)    Association Estoppel Certificate. Seller shall endeavor in good faith (but without any obligation to incur any cost or expense) to obtain and deliver to Purchaser, at or prior to Closing a written estoppel certificate (the "Association Estoppel Certificate") signed on behalf of the Association and addressed to Seller and Purchaser (and also for the benefit of Purchaser's lender), to confirm (i) the absence of any defaults or violations by Seller with respect to the payment of any assessments (whether annual, periodic or special) to such Association with respect to the Property, (ii) the absence, to the knowledge of the Association, of any defaults by Seller under the Declaration, and (iii) the approval by the Association or any architectural control committee of all improvements on the Property to the extent such approval is required pursuant to the Declaration; provided that the delivery of such signed Association Estoppel Certificate shall not be a condition of Closing, and in no event shall the inability or failure of Seller to obtain and deliver said Association Estoppel Certificate (Seller having used their good faith efforts as set forth above) be a default of Seller hereunder.

(j)    Foth Buildout. Under and pursuant to the Foth Lease, Seller is obligated to construct certain tenant improvements to the premises leased to Foth under its Lease (the "Foth Buildout"). In connection with the Foth Buildout, Seller has entered into the Foth Construction Contracts. Seller hereby covenants that it shall use good faith and commercially reasonable efforts to cause the general contractor under the Foth Construction Contracts (the "Contractor") to complete the Foth Buildout prior to Closing and in accordance with the schedules contained in the Foth Construction Contracts (but without obligation to incur additional cost or expense to alter or expedite said construction schedules); provided that completion of the Foth Buildout and the receipt by Seller of written notice of such tenant's acceptance of its premises under the Foth Lease shall be a condition of Closing only to the extent set forth in Section 6.1(d) hereof; and in no event shall the inability or failure of Seller to cause the Contractor to complete construction of the Foth Buildout prior to Closing or the failure of Foth to accept delivery of possession of its leased premises be a default of Seller hereunder. Seller represents and covenants that the Foth Buildout (once completed pursuant to the Foth Lease and the Foth Construction Contracts) and the Property will comply with all applicable Laws in effect as of the date possession is delivered to Foth. The provisions of the immediately preceding sentence shall survive the Closing until the date that is one hundred eighty (180) days after the Closing Date; and any claim made by Foth within said 180-day period that Seller is in default of the representation and warranty made in Section 1.E of the Forth Lease shall be subject to Article 11 hereof, subject to the obligations of the general contractor under the Foth Construction Contracts.
(k)    Updates. Within one (1) Business Day of Seller obtaining actual knowledge of any material and adverse change in the condition of the Property or of any event or circumstance which makes any representation or warranty of Seller under this Agreement (including, without limitation, any representation or warranty made to Seller's knowledge as of the time made) untrue or misleading in any material respect, or that any covenant of Purchaser under this Agreement is or becomes incapable of being performed, Seller shall provide notice (which notice may be sent electronically) to Purchaser setting forth the circumstances giving rise to the material and adverse change in circumstances. Seller's obligation to so provide notice to Purchaser shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.
4.4.Representations and Warranties of Purchaser.
a.Organization, Authorization and Consents. Purchaser is a duly organized and validly existing limited liability company organized under the laws of the State of Illinois. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.
b.Action of Purchaser, Etc. Prior to the expiration of the Inspection Period, Purchaser will have taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms.
c.No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
d.Litigation. To Purchaser's knowledge, Purchaser has received no written notice that any action or proceeding is pending or threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
4.5.Knowledge Defined. All references in this Agreement to the "knowledge of Purchaser" or "to Purchaser's knowledge" shall refer only to the actual knowledge of Thomas Cox. The term "knowledge of Purchaser" or "to Purchaser's knowledge" shall not be construed, by imputation or otherwise, to refer to the knowledge of Purchaser, or any affiliate of Purchaser, or to any other partner, member, beneficial owner, officer, director, agent, manager, representative or employee of Purchaser, or any of their respective affiliates, or to impose on the individual named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the individual named above arising out of any representations or warranties made herein or otherwise.
The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date subject to Purchaser's right to update such representations and warranties by written notice to Seller and in Purchaser's certificate to be delivered pursuant to Section 5.2(d) hereof.

ARTICLE 5.
CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS
5.1.Seller's Closing Deliveries. For and in consideration of, and as a condition precedent to Purchaser's delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to Purchaser at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:
a.Special Warranty Deed. A special warranty deed pursuant to which a grantor warrants title only as to parties claiming by, through or under the grantor but not otherwise from Seller with respect to the Land and Improvements (the "Deed"), subject only to the Permitted Exceptions, and executed and acknowledged by Seller. The legal description of the Land set forth in the Deed shall be based upon and conform to the legal description attached hereto as Exhibit "A." If and to the extent that any of the Permitted Exceptions requires the recitation or incorporation in any deed of any provisions of such Permitted Exception, the Deed may conform to such requirements;
b.Quitclaim Deed. Upon request, Seller shall deliver a quitclaim deed in the form customarily used in Wisconsin to convey the Property without warranty of any kind by reference to the metes and bounds legal description of the Property as reflected on the Survey;
c.Assignment and Assumption of Leases. Two (2) counterparts of an assignment and assumption of the Leases and, to the extent required elsewhere in this Agreement, the obligations of Seller under the Commission Agreements in the form attached hereto as Schedule 1 (the "Assignment and Assumption of Leases"), executed and acknowledged by Seller;
d.Bill of Sale. A bill of sale from Seller for the Personal Property of Seller in the form attached hereto as Schedule 2 (the "Bill of Sale"), without warranty as to the title or condition of the Personal Property;
e.Assignment and Assumption of Service Contracts. Two (2) counterparts of an assignment and assumption of Service Contracts in the form attached hereto as Schedule 3 (the "Assignment and Assumption of Service Contracts"), executed, acknowledged and sealed by Seller;
f.General Assignment. An assignment of the Intangible Property of Seller in the form attached hereto as Schedule 4 (the "General Assignment"), executed and acknowledged by Seller;
g.Seller's Affidavit. An owner's affidavit from Seller substantially in the form attached hereto as Schedule 5 ("Seller's Affidavit"), stating that there are no known boundary disputes with respect to the Property, that there are no parties in possession of the Property other than Seller and the Tenants under the Leases, that any improvements or repairs made by, or for the account of, or at the instance of Seller to or with respect to the Property within ninety-five (95) days (or such longer period as may be required by the Title Company to comply with the lien laws of Wisconsin) prior to the Closing have been paid for in full (or that adequate provision has been made therefor to the reasonable satisfaction of the Title Company), and including such other matters as may be reasonably requested by the Title Company;
h.Seller's Certificate. A certificate from Seller in the form attached hereto as Schedule 6 ("Seller's Certificate"), evidencing the reaffirmation of the truth and accuracy in all material respects of

Seller's representations and warranties set forth in Section 4.1 hereof, with such modifications thereto as may be appropriate in light of any change in circumstance since the Effective Date;
i.FIRPTA Certificate. A FIRPTA Certificate from Seller in the form attached hereto as Schedule 7, or in such other form as applicable laws may require;
j.Evidence of Authority. Such documentation as may reasonably be required by the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered on behalf of Seller;
k.Settlement Statement. A counterpart of a settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement in a form satisfactory to Seller and Purchaser (the "Settlement Statement"); it being mutually understood and agreed that the parties hereto may rely upon electronically transmitted signatures on the Settlement Statement;
l.Surveys and Plans. Such surveys, site plans, plans and specifications, and other matters relating to the Property as are in the possession of Seller to the extent not previously delivered to Purchaser;
m.Certificates of Occupancy. To the extent the same are in the possession of Seller, original or photocopies of certificates of occupancy for the Improvements located on the Property;
n.Leases. To the extent the same are in the possession or control of Seller, original executed counterparts of the Leases (and all Commission Agreements, if any);
o.Tenant Estoppel Certificates and SNDAs. Such originally executed Tenant Estoppel Certificates and SNDAs as may be in the possession of Seller;
p.Notices of Sale to Tenants. Seller will join with Purchaser in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the "Tenant Notices of Sale"), which Purchaser shall send to the Tenants under the Leases informing the Tenants of the sale of the Property and of the assignment to and assumption by Purchaser of Seller's interest in the Leases and directing that all rent and other sums payable for periods after the Closing under the Leases shall be paid as set forth in said notices;
q.Notices of Sale to Leasing Agents and Service Providers. Seller will join with Purchaser in executing notices, in form and content reasonably satisfactory to Seller and Purchaser (the "Other Notices of Sale"), which Purchaser shall send to each leasing agent under the Commission Agreements and to each service provider under the Service Contracts (as the case may be) assumed by Purchaser at Closing informing such leasing agent and service provider of the sale of the Property and of the assignment to and assumption by Purchaser of Seller's obligations under such Commission Agreements and Service Contracts arising after the Closing Date and directing that all future statements or invoices for services under such Commission Agreements and Service Contracts for periods after the Closing be directed to Seller or Purchaser as set forth in said notices;
r.Keys. All of the keys, security cards and security codes to any door or lock with respect to any of the Property in the possession of Seller or Seller's property manager;
s. Association Estoppel Certificate. An original counterpart of the Association Estoppel Certificate, to the extent the same may be in the possession of Seller;
t.Evidence of Authority. A copy of a certificate regarding partnership and corporate authority, or such other certificate as the Title Company reasonably may require, certified by an authorized officer of Wells Capital, Inc., including copies of organizational documents for Seller and its joint venture partners, authorizing the sale contemplated herein, the execution and delivery of the documents required hereunder, and designating the person or persons who are to execute and deliver all such documents on behalf of Seller; and
u.Wisconsin Transfer Tax Return. Seller shall complete such documentation as required with respect to the Wisconsin Transfer Tax Return; and

v.Other Documents. Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement and Seller's obligations under this Agreement.
5.2.Purchaser's Closing Deliveries. Purchaser shall obtain or execute and deliver to Seller at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:
a.Assignment and Assumption of Leases. Two (2) counterparts of the Assignment and Assumption of Leases, executed and acknowledged by Purchaser;
b.General Assignment. Two (2) counterparts of the General Assignment, executed and acknowledged by Purchaser;
c.Assignment and Assumption of Service Contracts. Two (2) counterparts of the Assignment and Assumption of Service Contracts, executed and acknowledged by Purchaser;
d.Purchaser's Certificate. A certificate in the form attached hereto as Schedule 8 ("Purchaser's Certificate"), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser's representations and warranties contained in Section 4.4 hereof, with such modifications thereto as may be appropriate in light of any change in circumstances since the Effective Date;
e.Notice of Sale to Tenants. The Tenant Notices of Sale, executed by Purchaser, as contemplated in Section 5.1(p) hereof;
f.Notices of Sale to Leasing Agents and Service Providers. The Other Notices of Sale to leasing agents and service providers, as contemplated in Section 5.1(q) hereof;
g.Settlement Statement. A counterpart of the Settlement Statement; it being mutually understood and agreed that the parties hereto may rely upon electronically transmitted signatures on the Settlement Statement;
h.Evidence of Authority. A copy of resolutions of the Board of Directors of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser to be in force and unmodified as of the date and time of Closing, authorizing the purchase contemplated herein, the execution and delivery of the documents required hereunder, and designating the signatures of the persons who are to execute and deliver all such documents on behalf of Purchaser or if Purchaser is not a corporation, such documentation as the Title Company may reasonably require to establish that this Agreement, the transaction contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered;
i.Wisconsin Transfer Tax Return. Purchaser shall complete such documentation as required with respect to the Wisconsin Transfer Tax Return.
j.Other Documents. Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement and Purchaser's obligations under this Agreement.
5.3.Closing Costs. Seller shall pay all customary title insurance premiums and title examination expenses with respect to the policy of owner's title insurance to be issued to Purchaser by the Title Company (with standard endorsements thereto commonly available in the State of Wisconsin), the cost of the Survey, attorneys' fees of Seller, all commissions owed to Seller's Broker, all real estate transfer taxes imposed upon the conveyance of the Property pursuant to the Deed, all recording fees on all instruments of conveyance and title clearance documents, if any, to be recorded in connection with this transaction and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the cost of all title insurance premiums payable with respect to all mortgagee title insurance policies that may be issued to any lender(s) of Purchaser, including all endorsements thereto, the cost of all title insurance endorsements which are not the obligation of Seller as set forth in this Section 5.3, the attorneys' fees of Purchaser, all commissions owed to Purchaser's broker, if any, and all other costs and expenses incurred by Purchaser in the performance of Purchaser's due diligence inspection of the Property (including, without limitation, all environmental reports, zoning reports, engineering or property condition reports) and in closing and consummating the purchase and sale of the Property pursuant hereto. Seller and Purchaser shall each pay one-half of any escrow closing fees charged by the Title Company.
5.4.Prorations and Credits. The following items in this Section 5.4 shall be adjusted and prorated between Seller and Purchaser as of 11:59 P.M. (local Atlanta, Georgia time) on the day preceding the Closing, based upon the actual number of days in the applicable month or year:
a.Taxes. All general real estate taxes for the calendar year 2013 imposed by any governmental authority ("Taxes") shall be prorated between Purchaser and Seller as to the Taxes with respect to the Property as of the Closing. If the Closing occurs prior to the receipt by Seller of the tax bill for the Property for the calendar year or other applicable tax period in which the Closing occurs, Taxes with respect to the Property shall be prorated for such calendar year or other applicable tax period based upon the prior year's tax bill.
b.Reproration of Taxes. After receipt of final Taxes and other bills, Purchaser shall prepare and present to Seller a calculation of the reproration of the Taxes and other items with respect to the Property, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. Purchaser and Seller shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser's calculation and appropriate back-up information. Purchaser shall provide Seller with appropriate backup materials related to the calculation, and Seller may inspect Purchaser's books and records related to the Property to confirm the calculation. The provisions of this Section 5.4(b) shall survive the Closing for a period of three hundred sixty-five (365) days following the Closing.
c.Rents, Income and Other Expenses. Rents and any other amounts (including Taxes) paid by Tenants of the Property shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser's review and approval prior to Closing. Purchaser shall receive at Closing a credit for Purchaser's pro rata share of the rents, additional rent, common area maintenance charges (subject to Section 5.4(f)), tenant reimbursements (subject to Sections 5.4(e) and 5.4(g), and escalations, and all other payments paid for the month of Closing with respect to the Property and for all other rents and other amounts with respect to the Property that apply to periods from and after the Closing, but which are received by Seller prior to Closing. With respect to the rents due landlord under the Leases as of the Closing Date but not collected as of the Closing Date, Purchaser agrees for a period of ninety (90) days after the Closing Date to send invoices and requests for payment on Seller's behalf and to tender the same to Seller upon receipt (which obligation of Purchaser shall survive the Closing and not be merged therein); provided, however, that all rents due landlord under the Leases collected by Purchaser on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current rents due Purchaser as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Purchaser shall have no obligation to pursue collection efforts on behalf of Seller or institute legal proceedings to collect rents due landlord under the Leases as of the Closing Date. Any reimbursements payable by a Tenant under the terms of its Lease as of the Closing Date, which reimbursements pertain to such Tenant's pro rata share of increased operating expenses or common area maintenance costs incurred at any time prior to the Closing, shall be prorated upon Purchaser's actual receipt of any such reimbursements, on the basis of the number of days of Seller's and Purchaser's respective ownership of the Property during the period in respect of which such reimbursements are payable; and Purchaser agrees to pay to Seller Seller's pro rata portion of such reimbursements within thirty (30) days after Purchaser's receipt thereof. Conversely, subject to Section 5.4(g), if a Tenant under its Lease shall become entitled at any time after Closing to a refund of tenant reimbursements actually paid by such Tenant prior to Closing, then, Seller shall, within thirty (30) days following Purchaser's demand therefor, pay to Purchaser an amount equal to Seller's pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth. The provisions of this Section 5.4(c) shall survive the Closing for a period of three hundred sixty-five (365) days following Closing.

d.Security Deposits; Prepaid Rents. Purchaser shall receive a credit at Closing for any Security Deposits or prepaid rents held by Seller.
e.Major Tenant Allowance(s). Purchaser shall receive a credit at Closing in the amount of the U.S. Cellular Allowance and any other Major Tenant allowance that remains outstanding as of the Closing Date.
f.Operating Expenses. Personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, assessments or other charges imposed pursuant to the Declaration or by the Association for the year 2013, and normally prorated operating expenses actually paid or payable as of the Closing Date with respect to the Property shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such taxes, charges and expenses affecting the Property which may have accrued or been incurred prior to the Closing Date, but not collected or paid at that date. In addition, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to the Tenant of operating expenses and/or common area maintenance costs under the Lease (where such fiscal year(s) include(s) the Closing Date), Seller and Purchaser shall, upon the request of either, re-prorate on a fair and equitable basis in order to adjust for the effect of any credits or payments due to or from the Tenant for periods prior to the Closing Date. All prorations shall be made based on the number of calendar days in such year or month, as the case may be. Notwithstanding the foregoing, personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, and operating expenses shall not be prorated with respect to any Property as to which the Tenant under the Lease is obligated to pay the same directly to the provider thereof. Promptly following the Closing, Seller and Purchaser shall cooperate in transferring all utility and water and sewer accounts from Seller to Purchaser; it being agreed that Seller shall be entitled to the refund of any utility deposits made by Seller and Purchaser will be responsible for the payment of any deposits or security required by any utility provider. The provisions of this Section 5.4(d) shall survive the Closing for a period of three hundred sixty-five (365) days following Closing.
g.Tenant Inducements and Other Post-Closing Seller Liabilities and Costs. Seller shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions which become due and payable (whether before or after Closing), as a result of the execution and delivery of the new lease with Foth and VanDyke, but only with respect to the initial term of such Lease, and for the payment of any amount due to Foth under Section 1(C) of the Foth Lease but only in the event of a default by Seller as landlord prior to the Closing Date which is the cause of a delay on a day-for day basis in the occurrence of the commencement date under the Foth Lease or in the substantial completion of the Foth Buildout. The provisions of this Section 5.4(g) shall survive the Closing.
h.Tenant Audit Rights under U.S. Cellular Lease. Seller shall be solely liable for any and all costs (whether due before or after Closing) that the landlord under the existing Lease with U.S. Cellular (the "U.S. Cellular Lease") is obligated to pay to the tenant with respect to "Operating Expenses" for any of calendar years 2010, 2011 or 2012 under and in accordance with Section 7(d) of the U.S. Cellular Lease. The provisions of this Section 5.4(h) shall survive the Closing; provided, however, if the tenant under the U.S. Cellular Lease shall not have given written notice to Seller or Purchaser under said Lease by December 1, 2015, of such tenant's exercise of its right to audit Operating Expenses for calendar year 2012, the obligations of Seller hereunder shall terminate. Purchaser covenants and agrees to provide written notice to Seller of any notice received by Purchaser from the tenant under the U.S. Cellular Lease pursuant to Section 7(d) thereof with respect to a tenant audit of Operating Expenses for any of calendar years 2010, 2011 or 2012, within three (3) Business Days after Purchaser's receipt of any such notice, which notice from Purchaser to Seller shall be accompanied by a true and correct copy of any such notice from the tenant under the U.S. Cellular Lease. Purchaser's obligation under the preceding sentence shall survive the Closing.

ARTICLE 6.
CONDITIONS TO CLOSING
6.1.Conditions Precedent to Purchaser's Obligations. The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date:
a.Seller shall have performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement;
b.All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph 6.1(b) such warranties and representations shall be deemed to be given without being limited to Seller's knowledge and without modification (by update or otherwise, as provided in Section 5.1(h) hereof); and
c.The Tenant Estoppel Certificate from each Major Tenant at the Property shall have been delivered to Purchaser. The delivery of said Tenant Estoppel Certificate from each Major Tenant at the Property shall be a condition of Closing; however, the failure or inability of Seller to obtain and deliver said Tenant Estoppel Certificate from each Major Tenant at the Property, Seller having used its good faith, commercially reasonable efforts to obtain the same from each Major Tenant at the Property, shall not constitute a default by Seller under this Agreement.
d.The Foth Buildout shall have been completed and the tenant under the Foth Lease shall have accepted delivery of its premises.
In the event any condition in this Section 6.1 has not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date (as the same may be extended or postponed as provided in this Agreement), Purchaser shall have the right to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.
6.2.Conditions Precedent to Seller's Obligations. The obligations of Seller hereunder to consummate the transactions contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing (or at such earlier time as may be provided below), any of which may be waived by Seller in Seller's sole discretion by written notice to Purchaser at or prior to the Closing Date:
(a)    Purchaser shall have paid and Seller shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;
(b)    Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser set forth in Sections 2.4, 2.5, 3.1, 3.2, 3.7, 4.4, 5.2, 5.3, 9.1 and 12.4 of this Agreement; and
(c)    All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Purchaser's knowledge and without modification (by update or otherwise, as provided in Section 5.2(d) hereof).

ARTICLE 7.
CASUALTY AND CONDEMNATION
7.1.Casualty. Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any immaterial damage or destruction to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and Seller will assign to Purchaser at the Closing Seller's rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. For purposes of this Agreement, the term "immaterial damage or destruction" shall mean any one (1) or more of the following such instances of damage or destruction of the Property: (i) which can be repaired or restored at a cost of $400,000.00 or less; or (ii) which can be restored and repaired within one hundred fifty (150) days from the date of such damage or destruction; or (iii) which are not so extensive as to allow any Tenant to terminate its Lease on account of such damage or destruction; and in all of such cases, in which Seller's rights under its rent loss and casualty insurance policies covering the Property (or so much of said casualty insurance proceeds payable by reason of the related casualty as have not theretofore been applied to restoration of the related damage) are assignable to Purchaser and will continue pending restoration and repair of the damage or destruction.
In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within ten (10) business days after the date Purchaser receives notice from Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10 business day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing the rights of Seller under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds), and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects (or is deemed to have elected) clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from the insurers of Seller. For purposes of this Agreement "material damage or destruction" shall mean all instances of damage or destruction that are not immaterial, as defined herein. Notwithstanding anything to the contrary in this Agreement, damage or destruction shall be deemed to be "material damage or destruction" if any Tenant under any of the Leases shall have the right to terminate its Lease due to such damage or destruction.
7.2.Condemnation. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain (collectively, a "Taking"), Seller shall give Purchaser immediate written notice of such Taking. In the event of any immaterial Taking with respect to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement. For purposes of this Agreement, the term "immaterial Taking" shall mean any one (1) or more of the following such instances of Taking of the Property: (i) which do not result in a taking of any portion of the building structure of the building occupied by Tenants on the Property; or (ii) which do not result in a decrease in the number of parking spaces at the Property (taking into account the number of additional parking spaces that can be provided within 180 days of such Taking); or (iii) which are not so extensive as to allow a Tenant under its Lease to terminate such Lease on account of such Taking; or (iv) which do not impair access to or from the Property or access within the Property.
In the event of any material Taking of the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within ten (10) business days after the date Purchaser receives such notice from Seller (and if necessary the Closing Date shall be extended to give Purchaser the full 10 business day period to make such election), elect to terminate this Agreement. If Purchaser chooses to terminate this Agreement in accordance with this Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. For purposes of this Agreement "material Taking " shall mean all instances of a Taking that are not immaterial, as defined herein. Notwithstanding anything to the contrary in this Agreement, a Taking shall be deemed to be a "material Taking" if any Tenant shall have the right to terminate its Lease due to such Taking.
If Purchaser does not elect to, or has no right to, terminate this Agreement in accordance herewith on account of a Taking, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as provided in this Section 7.2, and provided that the Inspection Period has expired, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case.

ARTICLE 8.
DEFAULT AND REMEDIES
8.1.Purchaser's Default. If Purchaser fails to consummate this transaction for any reason other than the default of Seller, failure of a condition to Purchaser's obligation to close, or the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser's default, and that said Earnest Money is a reasonable estimate of the probable loss of Seller in the event of default by Purchaser. The retention by Seller of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is the sole and exclusive remedy of Seller in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenant that it shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. The foregoing liquidated damages provision shall not apply to or limit Purchaser's liability for Purchaser's obligations under Sections 3.1(b), 3.1(c), 3.7 and 10.1 of this Agreement or for Purchaser's obligation to pay to Seller all reasonable attorneys' fees and costs of Seller to enforce the provisions of this Section 8.1. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds the actual damages of Seller or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.
8.2.Seller's Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser's default or the permitted termination of this Agreement by Seller or

Purchaser as expressly provided herein, Purchaser shall be entitled, as its sole and exclusive remedy (except as otherwise provided in this Agreement), either (a) to receive the return of the Earnest Money from Escrow Agent, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder (except for any obligations surviving termination of this Agreement); provided, however, that in the event, and only in the event, Seller purposefully acts or fails to act so as to sabotage Closing or takes any action to make the remedy of specific performance unavailable to Purchaser, Purchaser shall be entitled to receive the return of the Earnest Money from Escrow Agent and Seller shall pay to Purchaser a sum of money, not to exceed $245,000.00 in the aggregate, to reimburse Purchaser for its actual out-of-pocket expenditures incurred directly in conducting due diligence activities contemplated under this Agreement and in negotiating and finalizing this Agreement, and in connection with any interest rate lock fee and/or break-up fee, documented in writing, that Purchaser or any affiliate of Purchaser shall have incurred in connection with its efforts to secure financing for the transaction contemplated by this Agreement; or (b) Purchaser shall have the option to enforce specific performance of the obligation of Seller to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Except as provided in this Section and Sections 10.1 and 11.1 below, Purchaser expressly waives its rights to seek damages in the event of the default of Seller hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money from Escrow Agent if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction, on or before one hundred eighty (180) days following the date upon which the Closing was to have occurred, as such Closing Date may have been extended pursuant to the provisions of this Agreement.
ARTICLE 9.
ASSIGNMENT
9.1.Assignment. Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other. Notwithstanding the foregoing sentence to the contrary, this Agreement and all of Purchaser's rights hereunder may be transferred and assigned without Seller's consent to any entity that is, directly or indirectly, controlling, controlled by or under common control with Purchaser and/or Alex. Brown Realty, Inc., or to any entity in which Purchaser and/or Alex. Brown Realty, Inc. or any entity that is an affiliate of either of them is a member, partner or other owner. Purchaser represents and warrants that such assignee or transferee is not acting, directly or indirectly, for, or on behalf of, any person, group, entity or nation named by an Executive Order or the United States Treasury Department as any banned or blocked person or entity. Any assignee or transferee under any such assignment or transfer by Purchaser as to which the written consent of Seller has been given or as to which the consent of Seller is not required hereunder shall expressly assume all of Purchaser's duties, liabilities and obligations under this Agreement (whether arising or accruing prior to or after the assignment or transfer) by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer. No assignment or transfer shall relieve the original Purchaser of any duties or obligations hereunder, and the written assignment and assumption agreement shall expressly so provide. For purposes of this Section 9.1, the term "control" shall mean the ownership or voting interests (directly or indirectly) of at least fifty percent (50%) of the applicable entity. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.
ARTICLE 10.
BROKERAGE COMMISSIONS
10.1.Broker. Upon the Closing, and only in the event the Closing occurs, Seller shall pay a brokerage commission to Jones Lang LaSalle Americas IL, LP ("Broker") pursuant to a separate agreement between Seller and Broker. Broker is representing Seller in this transaction. Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller, including any claim asserted by Broker. Likewise, Purchaser shall and does hereby indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing until the expiration of any applicable statute of limitations and shall survive any earlier termination of this Agreement.
ARTICLE 11.
INDEMNIFICATION
11.1.Indemnification by Seller. Following the Closing and subject to Sections 11.3 and 11.4, Seller shall indemnify and hold Purchaser, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, "Purchaser-Related Entities") harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses ("Losses"), arising out of, or in any way relating to, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Seller contained in this Agreement which survives the Closing or in any Closing Document.
11.2.Indemnification by Purchaser. Following the Closing and subject to Sections 11.3 and 11.4, Purchaser (and any entity controlled by Purchaser to whom any rights of Purchaser are assigned pursuant to Section 9.1 hereof) shall indemnify and hold Seller, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, "Seller-Related Entities") harmless from any and all Losses arising out of, or in any way relating to, (a) any breach of any representation or warranty by Purchaser contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Purchaser contained in this Agreement which survives the Closing or in any Closing Documents.
11.3.Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 11.1, (a) Seller shall not be required to indemnify Purchaser or any Purchaser-Related Entities under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 11.1 above exceeds the Basket Limitation, but in the event the Losses exceed the Basket Limitation, Seller shall be responsible for the entire amount including all amounts representing the Basket, up to the Cap Limitation, (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 11.1 above exceed in the aggregate the Cap Limitation, (c) if prior to the Closing, Purchaser obtains actual knowledge of any inaccuracy or breach of any representation, warranty or covenant of Seller contained in this Agreement (a "Purchaser Waived Breach") and nonetheless proceeds with and consummates the Closing, then Purchaser and any Purchaser-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article 11 for, or any other claim or cause of action under this Agreement, at law or in equity on account of any such Purchaser Waived Breach, and (d) notwithstanding anything herein to the contrary, the Basket Limitation and the Cap Limitation shall not apply with respect to Losses suffered or incurred by Purchaser as a result of breaches of any covenant or agreement of Seller set forth in Section 4.3(b), Section 4.3(e), Section 5.3, Section 5.4 or Section 10.1 of this Agreement.
11.4.Survival. The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive for a period of one hundred eighty (180) days following the Closing,

unless a longer or shorter survival period is expressly provided for in this Agreement, or unless prior to the one hundred eightieth (180th) day following the Closing Date, Purchaser or Seller, as the case may be, delivers written notice to the other party of such alleged breach specifying with reasonable detail the nature of such alleged breach and files and action with respect thereto within ninety (90) days after the giving of such notice. Wherever in this Agreement any provision contained herein is said to survive the termination of this Agreement or the Closing and such survival provision is not expressly limited in time, such provision shall survive the termination of this Agreement or the Closing until the expiration of any applicable statute of limitations.
11.5.Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, or covenant or other provision of this Agreement or any Closing Document which survives the Closing shall be the indemnifications provided for under Section 3.1(c), Section 10.1, and this Article 11.
ARTICLE 12.
MISCELLANEOUS
12.1.Notices. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, or other electronic transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or electronic addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:        Fulcrum Asset Advisors, LLC
c/o Alex. Brown Realty, Inc.
300 East Lombard Street
Suite 1200
Baltimore, MD 21202
Attention: Asset Manager, U.S. Cellular Building
Email: marty.west@abrealty.com

with a copy to:            Legal Department
c/o Alex. Brown Realty, Inc.
300 East Lombard Street
Suite 1200
Baltimore, MD 21202
Email: legal@abrealty.com

with a copy to:            Mr. Thomas L. Cox
Fulcrum Asset Advisors, LLC
8725 W. Higgins Road, Suite 805
Chicago, Illinois 60631
Email: tcox@fulcrumllc.com

with a copy to:            James E. Goodrich, Esquire
Saul Ewing LLP
500 East Pratt Street
Baltimore, MD 21202
Email: jgoodrich@saul.com

SELLER:            c/o Wells Real Estate Funds
6200 The Corners Parkway
Norcross, Georgia 30092
Attention: Mr. F. Parker Hudson
Email: parker.hudson@wellsref.com

with a copy to:            Troutman Sanders LLP
Suite 5200
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216
Attn: Leslie Fuller Secrest and Jennifer M. Duncan
Email: leslie.secrest@troutmansanders.com and
jennifer.duncan@troutmansanders.com

Except as may be expressly provided to the contrary in Section 3.6, any notice or other communication (i) mailed as hereinabove provided shall be effective only upon receipt, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by electronic transmission shall be deemed effectively given or received on the day of such electronic transmission of such notice or other communication if transmitted prior to 5:00 p.m. local Atlanta, Georgia time as to Seller, and 5:00 P.M. local Chicago, Illinois time as to Purchaser, on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice. Copies of all notices permitted or required hereunder and which are transmitted via electronic means shall also be delivered by one of the other non-electronic delivery means permitted hereunder as a condition to their effectiveness. Refusal to accept delivery shall be deemed delivered.
12.2.Possession. Full and exclusive possession of the Property, subject to the Permitted Exceptions and the rights of the Tenants under the Leases, shall be delivered by Seller to Purchaser on the Closing Date.
12.3.Time Periods. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.
12.4.Publicity. The parties agree that, prior to Closing, and except for disclosures required by law or governmental regulations applicable to such party, no party may, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto; provided, however, that notwithstanding anything to the contrary contained in this Agreement, after Closing (a) either party may make a press release or other disclosure so long as it shall omit the Purchase Price unless disclosure of the same is required by law, and each party's press release shall be subject to the approval of the other party, which approval shall not be unreasonably withheld, denied or conditioned; and (b) either party or an affiliate of such party may make any public statement, filing or other disclosure which any of them reasonably believes to be required or desirable under applicable securities laws. No party may record this Agreement or any notice hereof. The provisions of this Section 12.4 shall survive the Closing or any earlier termination of this Agreement.
12.5.Discharge of Obligations. The acceptance by Purchaser of the Deed and all of Seller's other closing deliveries set forth in Section 5.1 of this Agreement shall be deemed to constitute the full performance and discharge of each and every warranty and representation made by Seller and Purchaser herein and every agreement and obligation on the part of Seller and Purchaser to be performed pursuant to the terms of this

Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.
12.6.Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.
12.7.Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
12.8.Sale Notification Letters. Promptly following the Closing, Purchaser shall deliver the Tenant Notices of Sale to the Tenants under the Leases, and the Other Notices of Sale to each leasing agent and service provider, the obligations under whose respective Commission Agreements and Service Contracts Purchaser has assumed at Closing.
12.9.Intentionally Omitted.
12.10.Submission to Jurisdiction. Each of Purchaser and Seller irrevocably submits to the exclusive jurisdiction of (a) the Circuit Court of Dane County, Wisconsin, and (b) the United States District Court for the District of Wisconsin for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Purchaser and Seller further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Wisconsin with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Purchaser and Seller irrevocably and unconditionally waives trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Circuit Court of Dane County, Wisconsin, and (b) the United States District Court for the District of Wisconsin, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
12.11.General Provisions. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by Seller and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed, interpreted and enforced under the laws of the State of Wisconsin. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

12.12.Attorneys' Fees. If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney's fees actually incurred from the other.
12.13.Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by email, and the signature page of either party to any counterpart may be appended to any other counterpart.
12.14.Effective Agreement. The submission of this Agreement for examination is not intended to nor shall constitute an offer to sell, or a reservation of, or option or proposal of any kind for the purchase of the Property. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart of this Agreement has been executed and delivered by each party hereto.
12.15.Like Kind Exchange. The parties hereto desire, and each other party is willing to cooperate (subject to the limitations set forth below), to effectuate the sale of the Property by means of an exchange of "like-kind" property which will qualify as such under Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Each party expressly reserves the right to assign its rights, but not its obligations, hereunder to a qualified intermediary as provided in I.R.C. Reg. 1.1031(k)-1(g)(4) on or before the date of Closing. Upon written notice from any party (a "Requesting Party") to the other, the party to whom such notice is given (the "Other Party") agrees to cooperate with such Requesting Party to effect one or more like-kind exchanges with respect to the Property, provided that such cooperation shall be subject to the following conditions: (a) such exchange shall not delay the Closing and shall occur either simultaneously with the Closing or the purchase money proceeds payable to Seller shall be paid, upon Seller's prior written direction to Purchaser, to a third party escrow agent or intermediary such that Purchaser shall not be required to participate in any subsequent closing, (b) Purchaser shall not be obligated to spend any sums or incur any expenses in excess of the sums and expenses which would have been spent or incurred by Purchaser if there had been no exchange, and (c) Purchaser shall not be obligated to acquire or accept title to any property other than the Property. Purchaser makes no representation or warranty that the conveyance of the Property by Seller to Purchaser shall qualify for a like-kind exchange. Once Purchaser has paid the purchase money proceeds as directed by Seller, it shall have no further obligation hereunder with respect to such "like-kind" exchange. Seller, as the owner of the Property which is the subject of a "like-kind" exchange as described herein, hereby indemnifies and holds Purchaser harmless from and against any costs, liabilities and expenses incurred or suffered by Purchaser in connection with the "like-kind" exchange or exchanges described herein with respect to the Property, which indemnity shall survive the Closing until the expiration of any applicable statute of limitations.

[Signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.
SELLER:
FUND VIII AND FUND IX ASSOCIATES,
a Georgia joint venture

By:    Wells Real Estate Fund VIII, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

By: /s/ Douglas P. Williams (SEAL)
Leo F. Wells, III, general partner
by and through Douglas P. Williams
     as attorney in fact

By:    Wells Real Estate Fund IX, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners, L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

By: /s/ Douglas P. Williams (SEAL)
Leo F. Wells, III, general partner
by and through Douglas P. Williams
     as attorney in fact

[Signatures continued on following page]

[Signatures continued from previous page]

PURCHASER:

FULCRUM ASSET ADVISORS, LLC,
an Illinois limited liability company

By:	/s/ Thomas L. Cox
Name: Thomas L. Cox
Title: Authorized Signatory

EXHIBIT "A"
Legal Description

5117 West Terrace Drive, Madison, Wisconsin
Lot Twenty-Two (22) and that part of Lot Twenty-One (21), lying between the Easterly and Westerly lines of said Lot 22 as extended in a Southerly direction to the Southerly line of said Lot 21, The American Center Plat Terrace First Addition, in the City of Madison, Dane County, Wisconsin.

This real estate is also described as follows:

Beginning at the Northeast corner of said Lot 22; thence S06º36'29"W, 693.50 feet; thence N73º59'24"W, 476.50 feet; thence N06º36'29"E, 584.18 feet; thence N67º00'00"E, 138.76 feet; thence along the arc of a curve concave northerly, having a radius of 335.00 feet, and whose chord bears S68º04'00"E, 141.93 feet; thence S80º17'48"E, 100.00 feet; thence along the arc of a curve concave northerly, having a radius of 535.00 feet and whose chord bears S86º21'06"E, 112.87 feet to the point of beginning.

EXHIBIT "B"
LIST OF PERSONAL PROPERTY

Security computer: Systemax, Venture hard drive, Hewlett Packard
Printer, Viento Monitor, Honeywell security monitor, 3 cameras, and one DVR

HVAC computer:Hewlett Packard hard drive, and a 17" Optiquest monitor

1 desk, chair and file cabinet in the engineer's office

1 twelve foot aluminum ladder

1 six foot fiberglass ladder

1 snow shovel

1 spade

1 scraper

1 Toro snow blower

1 Laptop Computer

2 AED Devices (located on 1st & 4th floors)

Qty	Item	Category	Finishes
1	41x30 panel	Avenir panels	5641/4686
2	41x36 panel	Avenir panels	5641/4686
2	41x42 panel	Avenir panels	5641/4686
1	41x60 panel	Avenir panels	5641/4686
34	53x24 panel	Avenir panels	5641/4686
9	53x36 panel	Avenir panels	5641/4686
4	53x42 panel	Avenir panels	5641/4686
3	65x30 P4 panel	Avenir panels	5641/4686
1	65x30 panel	Avenir panels	5641/4686
7	65x30 panel	Avenir panels	5641/4686
3	65x36 P4 panel	Avenir panels	5641/486
6	65x36 panel	Avenir panels	5641/4686
5	65x42 P4 panel	Avenir panels	5641/4686
1	65x42 panel	Avenir panels	5641/4686
3	65x48 panel	Avenir panels	5641/4686
1	36" Bin w/ lock	Avenir storage	4,686
66	24"d shared cant	Avenir supports	4,686
34	side supports	Avenir supports	black
35	24x36 straight	Avenir wksfs	2,766
34	24x42 straight	Avenir wksfs	2,766
2	RH Jetty Manager station	Context	4,762
9	p4 powerways	Avenir panels	black

7	30"w 24"d storage cab't	700 series storage	4,686
2	336"w 18"d storage cab't	700 series storage	4,686
9	30"w 2-dwr lateral	800 series storage	4,686
22	36"w 2-dwr lateral	800 series storage	4,686
2	36"w 3-dwr lateral	800 series storage	4,686
4	36"w 5-dwr lateral	800 series storage	4,686
4	42"w 5-dwr lateral	800 series storage	4,686
2	41x30 P4 panel	Avenir panels	5641/4686
3	41x30 panel	Avenir panels	5641/4686
3	41x36 P4 panel	Avenir panels	5641/4686
2	41x42 P4 panel	Avenir panels	5641/4686
6	53x24 panel	Avenir panels	5641/4686
18	53x30 P4 panels	Avenir panels	5641/4686
18	53x30 panel	Avenir panels	5641/4686
4	53x36 P4 panel	Avenir panels	5641/4686
103	53x36 panel	Avenir panels	5641/4686
52	53x60 P4 panel	Avenir panels	5641/4686
7	53x60 panel	Avenir panels	5641/4686
11	65x24 P4 panel	Avenir panels	5641/4686
7	65x24 panel	Avenir panels	5641/4686
33	65x30 P4 panel	Avenir panels	5641/4686
37	65x30 panel	Avenir panels	5641/4686
90	65x36 P4 panel	Avenir panels	5641/4686
34	65x36 panel	Avenir panels	5641/4686
220	65x42 P4 panel	Avenir panels	5641/4686
24	65x42 panel	Avenir panels	5641/4686
19	65x48 P4 panel	Avenir panels	5641/4686
19	65x48 panel	Avenir panels	5641/4686
1	65x60 panel	Avenir panels	5641/4686
114	PAB253	Avenir panels	4,686
102	24" BBF ped	Avenir storage	4,686
178	24" FF ped	Avenir storage	4,686
101	36" Bin w/ lock	Avenir storage	4,686
67	42" Bin w/ lock	Avenir storage	4,686
1	48" Bin w/ lock	Avenir storage	4,686
2	72" bin w/ lock	Avenir storage	4,686
75	24"d LH cant	Avenir supports	4,686
75	24"d RH cant	Avenir supports	4,686
2	24"d shared cant	Avenir supports	4,686
3	flat brackets for 24"d	Avenir supports	black
16	side supports	Avenir supports	black
98	24x36 straight	Avenir wksfs	2,766
2	24x42 straight	Avenir wksfs	2,766
101	24x48 split corner	Avenir wksfs	2,766
4	24x48 straight	Avenir wksfs	2,766
77	24x60 straight	Avenir wksfs	2,766
2	24x72 straight	Avenir wksfs	2,766
4	30" trans tops	Avenir wksfs	2766/6617
6	30x42 straight	Avenir wksfs	2,766
6	30x60 straight	Avenir wksfs	2,766

6	30x72 straight	Avenir wksfs	2,766
2	42" trans tops	Avenir wksfs	2766/6617
3	LH Jetty Manager stations	Context	4,762
431	p4 powerways	Avenir panels	black
7	RH Jetty Manager station	Context	4,762
4	53x24 panel	Avenir panels	5641/4686
4	53x36 P4 panel	Avenir panels	5641/4686
4	24" BBF ped	Avenir storage	4,686
4	36" Bin w/ lock	Avenir storage	4,686
2	side supports	Avenir supports	black
4	p4 powerways	Avenir panels	black
8	24x36 straight	Avenir wksfs	2,766

EXHIBIT "B-1"
LIST OF PROPERTY EXCLUDED FROM PERSONAL PROPERTY

Any computer software used, developed or licensed by Seller or any of its affiliates which is used or intended to be used by Seller and any one or more of its affiliates in connection with any property owned or controlled by Seller in addition to the Property.

EXHIBIT "C"
LIST OF COMMISSION AGREEMENTS
None.

EXHIBIT "D"
FORM OF ESCROW AGREEMENT
THIS ESCROW AGREEMENT (the "Agreement"), made and entered into this ___ day of February, 2013, by and among FULCRUM ASSET ADVISORS, LLC, an Illinois limited liability company (hereinafter referred to as "Purchaser"), and FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture (hereinafter referred to as "Seller"), and STEWART TITLE INSURANCE COMPANY (hereinafter referred to as "Escrow Agent").

W I T N E S S E T H:

WHEREAS, Purchaser and Seller have entered into that certain Purchase and Sale Agreement dated as of February ___, 2013 (hereinafter referred to as the "Contract"); and

WHEREAS, Section 2.3 of the Contract provides for Purchaser's payment to Escrow Agent, within three (3) business days after the Effective Date (as defined in the Contract), of Two Hundred Thousand and No/100 Dollars ($200,000.00) as Initial Earnest Money (as defined below and in the Contract) to be held and applied by said Escrow Agent in accordance with this Agreement; and

WHEREAS, Section 2.3 of the Contract also provides for Purchaser's payment to Escrow Agent, no later than the last day of the Inspection Period, of the additional sum of Two Hundred Thousand and No/100 Dollars ($200,000.00) as Additional Earnest Money (as defined below and in the Contract);

WHEREAS, the parties hereto desire to set forth the terms and conditions of Escrow Agent's holding, investment and disbursement of the Escrow Funds (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the agreements set forth in the Contract and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Escrow Agent shall give written confirmation to Purchaser and Seller within one (1) business day after Escrow Agent actually receives from Purchaser a federal funds wire transfer, payable to the order of Escrow Agent, in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Initial Earnest Money Deposit"). In the event that Escrow Agent does not receive such wire transfer on or before the date that is three (3) business days after the Effective Date, Escrow Agent shall so notify Purchaser and Seller in writing, whereupon this Agreement shall be of no further force and effect. In the event Escrow Agent does receive from Purchaser a federal funds wire transfer, payable to the order of Escrow Agent, in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00), on or before the date that is three (3) business days after the Effective Date, the Initial Earnest Money, together with any additional earnest money actually deposited by Purchaser with Escrow Agent pursuant to the terms of the Contract (including without limitation the Additional Earnest Money Deposit as hereinafter defined), together with all interest and other income earned thereon (being herein referred to as the "Escrow Funds"), shall be held, administered, and disbursed by Escrow Agent pursuant to this Agreement and the Contract. Escrow Agent shall invest the Escrow Funds in a money market account with a national banking association or other bank acceptable to Seller and Purchaser in the Baltimore, Maryland metropolitan area. All interest or other income shall be earned for the account of Purchaser and shall be held, invested and disbursed as a part of the Escrow Funds hereunder. Purchaser's Federal Identification Number for purposes of this Agreement is _________. Seller's Federal Identification Number for purposes of this Agreement is 58-2250095. Escrow Agent's fee, if any, for services rendered hereunder shall be paid by Purchaser. If Escrow Agent has received the Initial Earnest Money Deposit, Escrow Agent shall give written confirmation to Purchaser and Seller within one (1)

business day after Escrow Agent actually receives from Purchaser a subsequent federal funds wire transfer, payable to the order of Escrow Agent, in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Additional Earnest Money Deposit"). In the event that Escrow Agent does not receive such additional wire transfer on or before the last day of the Inspection Period, Escrow Agent shall so notify Purchaser and Seller in writing, whereupon, at the election of Seller, the Contract shall terminate and the Escrow Funds shall be returned to Purchaser and this Agreement shall be of no further force and effect.

2.    At such time as Escrow Agent receives written notice from either Purchaser, on the one hand, or Seller, on the other hand, or both, setting forth the identity of the party to whom such Escrow Funds (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of the Contract pursuant to which the disbursement of such Escrow Funds (or portions thereof) is being requested, Escrow Agent shall disburse such Escrow Funds pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller, as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of such Escrow Funds for a period of ten (10) business days after receipt of such notice of disbursement and if Escrow Agent receives written notice from either Purchaser, on the one hand, or Seller, on the other hand, within said ten (10) business day period which notice countermands the earlier notice of disburse-ment, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of such Escrow Funds. Purchaser and Seller hereby agree to send to the other, pursuant to Paragraph 6 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

3.    In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default, gross negligence, fraud or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instru-ment, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

4.    Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between Purchaser and Seller sufficient in the sole discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Escrow Funds on or before the Outside Closing Date (as defined in the Contract), Escrow Agent shall be entitled to tender the Escrow Funds into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof.

5.    Purchaser and Seller hereby agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including, without limi-tation, reasonable and actual costs of investigation and legal counsel fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof.

6.    Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand delivery, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:        Fulcrum Asset Advisors, LLC
c/o Alex. Brown Realty, Inc.
300 East Lombard Street
Suite 1200
Baltimore, MD 21202
Attention: Asset Manager
U.S. Cellular Building
Email: marty.west@abrealty.com

with a copy to:            Legal Department
c/o Alex. Brown Realty, Inc.
300 East Lombard Street
Suite 1200
Baltimore, MD 21202
Email:    legal@abrealty.com

with a copy to:            Mr. Thomas L. Cox
Fulcrum Asset Advisors, LLC
8725 W. Higgins Road, Suite 805
Chicago, Illinois 60631
Email: tcox@fulcrumllc.com

with a copy to:            James E. Goodrich, Esquire
Saul Ewing LLP
500 East Pratt Street
Baltimore, MD 21202
Email: jgoodrich@saul.com

SELLER:             c/o Wells Real Estate Funds
6200 The Corners Parkway
Norcross, Georgia 30092
Attention: F. Parker Hudson
Email: parker.hudson@wellsref.com

with a copy to:            Troutman Sanders LLP
Suite 5200
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216
Attention: Jennifer M. Duncan
Email: jennifer.duncan@troutmansanders.com

ESCROW AGENT:        Stewart Title Guaranty Company
401 East Pratt Street
Suite 611
Baltimore, Maryland 21202
Attention: Mary Kessler-Bischoff
Email: mkessler@stewart.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received upon receipt, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by email transmission shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission.

7.    This Agreement shall be binding upon, shall inure to, and is for the sole benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns. Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

8.    Time is of the essence of this Agreement.

9.    If proceedings shall be instituted before any court of competent jurisdiction for the resolution of any dispute arising under this Agreement between any parties hereto, then upon final resolution of such dispute, the prevailing party in such dispute shall be promptly paid by the non-prevailing party therein all of such prevailing party's reasonable and actual attorneys' fees and expenses, court costs and costs of appeal actually incurred in connection with such proceeding.

10.    Neither this Agreement nor any of the terms hereof may be amended, modified, terminated, cancelled or waived orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, termination, cancellation or waiver is sought.

11.    This Agreement is governed by and is to be construed under the laws of the State of Wisconsin and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day, month and year first above written.

PURCHASER:

FULCRUM ASSET ADVISORS, LLC,
an Illinois limited liability company

By:
Name:
Title:

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:
Name:
Title:

[Signatures continued on following page]

[Signatures continued from previous page]

SELLER:

FUND VIII AND FUND IX ASSOCIATES,
a Georgia joint venture

By:    Wells Real Estate Fund VIII, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
     as attorney in fact

By:    Wells Real Estate Fund IX, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners, L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
as attorney in fact

EXHIBIT "E"

EXISTING ENVIRONMENTAL REPORT

Phase I Environmental Site Assessment dated May 6, 1996, prepared for Wells Capital, Inc. by Woodward-Clyde Consultants.

EXHIBIT "F"
EXISTING SURVEY
ALTA/ACSM Land Title Survey prepared by Ayres Associates, bearing the certification and seal of John Favorite, Wisconsin RLS No. S-1890, dated August 13, 2007.

EXHIBIT "G"

LEASES
1.    Lease Agreement, dated June 4, 1997, between Fund VIII and Fund IX Associates, as landlord ("Landlord"), and Westel-Milwaukee Company, Inc., d/b/a Cellular One, as tenant ("Original Tenant"), as affected and/or amended by the following:

(a)    Letter, dated October 28, 1997, from Original Tenant to Landlord regarding Notice of Assignment or Change of Office/Retail Space (regarding assignment to United States Cellular);

(b)    First Amendment to Lease Agreement, dated as of October 31, 2001, between Landlord and United States Cellular Operating Company, a Delaware corporation, as tenant ("Tenant");

(c)    Delivery of Premises executed on behalf of Tenant on November 29, 2001, and on behalf of Wells Management Company, Inc. for Landlord on December 17, 2001;

(d)    Second Amendment to Lease Agreement, dated as of September 25, 2006, between Landlord and United States Cellular Operating Company, a Delaware corporation, as Tenant;

(e)    Third Amendment to Lease Agreement, dated as of November 1, 2006, between Landlord and United States Cellular Operating Company, a Delaware corporation, as Tenant;

(f)    Fourth Amendment to Lease Agreement, dated as of June 25, 2007, between Landlord and United States Cellular Operating Company, a Delaware corporation, as Tenant;

(g)    Fifth Amendment to Lease Agreement, dated as of January 4, 2010, between Landlord and United States Cellular Operating Company, a Delaware corporation, as Tenant; and

(h)    Sixth Amendment to Lease Agreement, dated as of January 17, 2012, between Landlord and United States Cellular Operating Company, a Delaware corporation, as Tenant.

2.    Lease Agreement, dated December 28, 2012, between Fund VIII and Fund IX Associates, as landlord, and Foth and VanDyke, as tenant.

3.     ATM Space Lease, dated January x, 2007, between Oakbrook Corporation, as agent for Fund VIII and Fund IX Associates, and Cashroom Solutions, Inc., a Wisconsin corporation.

EXHIBIT "H"
TITLE EXCEPTIONS
1.    Taxes and assessments for the year 2013, and subsequent years.
2.    All matters which would be disclosed by a current survey and inspection of the property.
3.    The rights of tenants under those certain leases affecting the Property more particularly     described on Exhibit "G" attached hereto and made a part hereof.

4.
Agreement and Easement recorded on September 9, 1983, in Volume 4908 of Records, page 32, as Document No. 1799793, as modified by that certain Agreement recorded on January 2, 1987, in Volume 9321 of Records, page 1, as Document No. 1988014, as affected by that certain Quitclaim Deed recorded on March 15, 1989, in Volume 12596 of Records, page 22, as Document No. 2131076.

5.	Easement to Wisconsin Telephone Company contained in instrument recorded on December 7, 1927, in Volume 81 of Misc., page 293, as Document No. 482729.

6.
Revised Declaration of Protective Covenants, Conditions, Easements and Provisions recorded on August 5, 1992, in Volume 19688 of Records, page 1, as Document No. 2379020, as amended by Estoppel Certificate filed June 19, 1996, in Volume 33236 of Records, page 6, as re-recorded on June 26, 1996, as Document No. 2782364.

7.	Declaration of Protective Covenants and Conditions, recorded on April 8, 1994, in Volume 27099 of Records, page 17, as Document No. 2590777.

8.
Temporary Easement Agreement for Vehicular and Pedestrian Access recorded on March 13, 1996, in Volume 32265 of Records, page 35, as Document No. 2744985, and re-recorded on August 5, 1996, as Document No. 2784770.

9.	All matters disclosed by that certain plat of The American Center Plat Terrace First Addition, filed April 29, 1996, as Document No. 2757159.

10.	Height Restriction set forth in Volume 32265 of Records, page 31, as Document No. 2744984, and re-recorded August 5, 1996, as Document No. 2784769.

11.	Common Area Usage Easement and conditions set forth in Warranty Deed recorded on June 19, 1996, in Volume 33236 of Records, page 3, as Document No. 2772435.

12.	Easement and conditions contained in that certain Partnership Conveyance of Non-Exclusive Easement recorded on October 22, 2001, as Document No. 3388615.
13.    State of Wisconsin Avigation Easement recorded on May 8, 2002, as Document No. 3485666.

14.    Easement recorded on March 5, 2004, as Document No. 3881016.

EXHIBIT "I"
EXCEPTION SCHEDULE

None.

EXHIBIT "J"

LIST OF SERVICE CONTRACTS

1.	Standard Service Agreement, dated December 31, 2012, between Ambius, as Contractor, and Inland Companies ("Inland"), as agent for Fund VIII & Fund IX, a Georgia joint venture ("Owner").

2.	Standard Service Agreement, dated October 30, 2009, between Clean Power, as Contractor, and Inland, as agent for Owner.

3.	Standard Service Agreement, dated November 25, 2009, between Hellenbrand Water Center, as Contractor, and Inland, as agent for Owner.

4.	Standard Service Agreement, dated December 17, 2012, between Terminix, as Contractor, and Piedmont Office Management, LLC ("Piedmont"), as agent for Owner.

5.	Master Contract, dated February 11, 2008, between Trane Building Services, as Contractor, and Inland, as agent for Owner.

6.	Standard Service Agreement, dated October 8, 2009, between Waste Management, as Contractor, and Inland, as agent for Owner.

7.	Standard Service Agreement, dated December 17, 2012, between Brite-Way Services, LLC, as Contractor, and Piedmont, as agent for Owner.

8.	Service Order, dated January 2, 2013, between J&K Security Solutions, as Contractor, and Piedmont Office Management, LLC, as agent for Owner.

9.	Standard Service Agreement, dated December 21, 2012, between JBM Patrol & Protection Corporation, as Contractor, and Piedmont, as agent for Owner.

10.	Standard Service Agreement, dated December 8, 2012, between Lionheart Critical Power Systems, as Contractor, and Piedmont, as agent for Owner.

11.	Service Order, dated December 5, 2012, between Madison Recharging Service, Inc., as Contractor, and Piedmont, as agent for Owner.

12.	Standard Service Agreement, dated March 31, 2012, between Messner Landscape Maintenance, Inc., as Contractor, and Piedmont, as agent for Owner.

13.	Standard Service Agreement, dated October 18, 2012, between Messner Landscape Maintenance, Inc., as Contractor, and Piedmont, as agent for Owner.

14.	Standard Service Agreement, dated December 7, 2012, between H. J. Pertzborn Plumbing & Fire Protection, as Contractor, and Piedmont, as agent for Owner.

15.
Construction Agreement Between Owner and Contractor, dated January 3, 2013, between Fund VIII & Fund IX Associates, as Owner, and Ideal Builders Inc., as Contractor, respecting the tenant build-out on fourth floor.

16.
Construction Agreement Between Owner and Contractor, dated January 3, 2013, between Fund VIII & Fund IX Associates, as Owner, and Ideal Builders Inc., as Contractor, respecting the fourth floor common area.

EXHIBIT "K"
PROPERTY TAX APPEALS
None

SCHEDULE 1
Form of Assignment and Assumption of LeaseS

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES ("Assignment") is made and entered into as of the _____ day of ___________, 2013, by and between FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture ("Assignor"), and _______________________________, a_________ ("Assignee").

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in Madison, Dane County, Wisconsin, and more particularly described on Exhibit "A" attached hereto (the "Property"); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor's right, title and interest in and to certain leases affecting the Property, together with the security deposits and any future leasing commission obligations associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor's right, title, interest and obligations in respect of said leases security deposits and any such future leasing commission obligations;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee's purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.    Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated February ___, 2013, between Assignor, as "Seller", and Assignee, as "Purchaser" (the "Contract"), applicable to the property assigned herein, all of Assignor's right, title and interest in, to and under (a) those certain leases set forth on Exhibit "B" attached hereto and by this reference made a part hereof affecting or relating to the Property or the improvements thereon (the "Leases"), and (b) any future leasing commissions that may become payable in connection with the Leases in respect of any lease extension, renewal, expansion or new lease entered into after the date hereof, subject to the matters more particularly described on Exhibit "C" attached hereto and made a part hereof, and provided that Assignor shall be responsible for the payment of all leasing commissions payable when due in connection with the execution and delivery of the Lease Agreement with Foth and VanDyke (with respect to the initial term of that Lease only).

2.    Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor's duties and obligations under the Leases arising from and after the date hereof.

Assignee, by acceptance hereof, also hereby assumes and agrees to perform Assignor's obligations to pay leasing commissions due and payable in respect of any renewal or expansion of the existing Leases, or any new lease with any tenant under a Lease, after the date hereof.

3.    This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNEE:

,
a

By:
Name:
Its:

"ASSIGNOR"

FUND VIII AND FUND IX ASSOCIATES,
a Georgia joint venture

By:    Wells Real Estate Fund VIII, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
     as attorney in fact

By:    Wells Real Estate Fund IX, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners, L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
as attorney in fact

EXHIBIT A
LEGAL DESCRIPTION

Lot Twenty-Two (22) and that part of Lot Twenty-One (21), lying between the Easterly and Westerly lines of said Lot 22 as extended in a Southerly direction to the Southerly line of said Lot 21, The American Center Plat Terrace First Addition, in the City of Madison, Dane County, Wisconsin.

This real estate is also described as follows:

Beginning at the Northeast corner of said Lot 22; thence S06º36'29"W, 693.50 feet; thence N73º59'24"W, 476.50 feet; thence N06º36'29"E, 584.18 feet; thence N67º00'00"E, 138.76 feet; thence along the arc of a curve concave northerly, having a radius of 335.00 feet, and whose chord bears S68º04'00"E, 141.93 feet; thence S80º17'48"E, 100.00 feet; thence along the arc of a curve concave northerly, having a radius of 535.00 feet and whose chord bears S86º21'06"E, 112.87 feet to the point of beginning.

EXHIBIT B
LEASES

1.    Lease Agreement, dated June 4, 1997, between Fund VIII and Fund IX Associates, as landlord ("Landlord"), and Westel-Milwaukee Company, Inc., d/b/a Cellular One, as tenant ("Original Tenant"), as affected and/or amended by the following:

(a)    Letter, dated October 28, 1997, from Original Tenant to Landlord regarding Notice of Assignment or Change of Office/Retail Space (regarding assignment to United States Cellular);

(b)    First Amendment to Lease Agreement, dated as of October 31, 2001, between Landlord and United States Cellular Operating Company, a Delaware corporation, as tenant ("Tenant");

(c)    Delivery of Premises executed on behalf of Tenant on November 29, 2001, and on behalf of Wells Management Company, Inc. for Landlord on December 17, 2001;

(d)    Second Amendment to Lease Agreement, dated as of September 25, 2006, between Landlord and United States Cellular Operating Company, a Delaware corporation, as Tenant;

(e)    Third Amendment to Lease Agreement, dated as of November 1, 2006, between Landlord and United States Cellular Operating Company, a Delaware corporation, as Tenant;

(f)    Fourth Amendment to Lease Agreement, dated as of June 25, 2007, between Landlord and United States Cellular Operating Company, a Delaware corporation, as Tenant;

(g)    Fifth Amendment to Lease Agreement, dated as of January 4, 2010, between Landlord and United States Cellular Operating Company, a Delaware corporation, as Tenant; and

(h)    Sixth Amendment to Lease Agreement, dated as of January 17, 2012, between Landlord and United States Cellular Operating Company, a Delaware corporation, as Tenant.

2.	Lease Agreement, dated December 28, 2012, between Fund VIII and Fund IX Associates, as landlord, and Foth and VanDyke, as tenant.

3.     ATM Space Lease, dated January x, 2007, between Oakbrook Corporation, as agent for Fund VIII and Fund IX Associates, and Cashroom Solutions, Inc., a Wisconsin corporation.

EXHIBIT C
PERMITTED EXCEPTIONS
[UPDATE TO REFLECT ANY ADDITIONAL EXCEPTIONS IN TITLE COMMITMENT]

1.    Taxes and assessments for the year 2013, and subsequent years.
2.    All matters which would be disclosed by a current survey and inspection of the property.
3.    The rights of tenants under those certain leases affecting the Property more particularly     described on Exhibit "G" attached hereto and made a part hereof.

4.
Agreement and Easement recorded on September 9, 1983, in Volume 4908 of Records, page 32, as Document No. 1799793, as modified by that certain Agreement recorded on January 2, 1987, in Volume 9321 of Records, page 1, as Document No. 1988014, as affected by that certain Quitclaim Deed recorded on March 15, 1989, in Volume 12596 of Records, page 22, as Document No. 2131076.

5.	Easement to Wisconsin Telephone Company contained in instrument recorded on December 7, 1927, in Volume 81 of Misc., page 293, as Document No. 482729.

6.
Revised Declaration of Protective Covenants, Conditions, Easements and Provisions recorded on August 5, 1992, in Volume 19688 of Records, page 1, as Document No. 2379020, as amended by Estoppel Certificate filed June 19, 1996, in Volume 33236 of Records, page 6, as re-recorded on June 26, 1996, as Document No. 2782364.

7.	Declaration of Protective Covenants and Conditions, recorded on April 8, 1994, in Volume 27099 of Records, page 17, as Document No. 2590777.

8.
Temporary Easement Agreement for Vehicular and Pedestrian Access recorded on March 13, 1996, in Volume 32265 of Records, page 35, as Document No. 2744985, and re-recorded on August 5, 1996, as Document No. 2784770.

9.	All matters disclosed by that certain plat of The American Center Plat Terrace First Addition, filed April 29, 1996, as Document No. 2757159.

10.	Height Restriction set forth in Volume 32265 of Records, page 31, as Document No. 2744984, and re-recorded August 5, 1996, as Document No. 2784769.

11.	Common Area Usage Easement and conditions set forth in Warranty Deed recorded on June 19, 1996, in Volume 33236 of Records, page 3, as Document No. 2772435.
12.    Easement and conditions contained in that certain Partnership Conveyance of Non-Exclusive Easement recorded on October 22, 2001, as Document No. 3388615.

13.	State of Wisconsin Avigation Easement recorded on May 8, 2002, as Document No. 3485666.

14.	Easement recorded on March 5, 2004, as Document No. 3881016.

Schedule 2
Form of Bill of Sale to Personal Property

BILL OF SALE

THIS BILL OF SALE ("Bill of Sale") is made and entered into as of the _____ day of ___________, 2013, by FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture ("Seller"), for the benefit of __________________________________, a __________________________ ("Purchaser").

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Seller has conveyed to Purchaser certain improved real property commonly known as "5117 West Terrace Drive" located in Madison, Dane County, Wisconsin, and more particularly described on Exhibit "A" attached hereto (hereinafter, together with all buildings, structures and improvements now situated on such land, including without limitation, all parking areas and facilities, improvements and fixtures located on such land, referred to as the "Property"); and

WHEREAS, in connection with said conveyance, Seller desires to transfer and convey to Purchaser all of Seller's right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller and Purchaser, it is hereby agreed as follows:

1.    All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of February ___, 2013, between Seller and Purchaser (the "Contract").

2.    Seller hereby unconditionally and absolutely transfers, conveys and sets over to Purchaser, without warranty or representation of any kind, express or implied, all right, title and interest of Seller in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding the computer software which either is licensed to Seller or Seller deems proprietary [a listing of such excluded software being set forth on Exhibit "B-1" attached hereto and made a part hereof]), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Property, including, without limitation, all of Seller's right, title and interest in and to those items of tangible personal property set forth on Exhibit "B" attached hereto and all non-confidential books, records and files (which shall include property budget but shall exclude internal analyses, inspections reports, any appraisals, strategic plans for the Property, information regarding the marketing of the Property for sale, submissions relating to Seller's obtaining of corporate authorization, attorney work product, attorney-client privileged documents, or other similar information in the possession or control of Seller which Seller reasonably deems confidential or proprietary) relating to the Property (the "Personal Property"); provided, however, the property described on Exhibit "B-1" attached hereto and made a part hereof is expressly excluded from the definition of Personal Property. The Personal Property does not include any property owned by tenants, contractors or licensees.

3.    This Bill of Sale shall inure to the benefit of Purchaser, and be binding upon Seller, and their respective legal representatives, transfers, successors and assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed under seal as of this day and year first above written.

"SELLER"

FUND VIII AND FUND IX ASSOCIATES,
a Georgia joint venture

By:    Wells Real Estate Fund VIII, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
     as attorney in fact

By:    Wells Real Estate Fund IX, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners, L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
as attorney in fact

EXHIBIT "A"
LEGAL DESCRIPTION

Lot Twenty-Two (22) and that part of Lot Twenty-One (21), lying between the Easterly and Westerly lines of said Lot 22 as extended in a Southerly direction to the Southerly line of said Lot 21, The American Center Plat Terrace First Addition, in the City of Madison, Dane County, Wisconsin.

This real estate is also described as follows:

Beginning at the Northeast corner of said Lot 22; thence S06º36'29"W, 693.50 feet; thence N73º59'24"W, 476.50 feet; thence N06º36'29"E, 584.18 feet; thence N67º00'00"E, 138.76 feet; thence along the arc of a curve concave northerly, having a radius of 335.00 feet, and whose chord bears S68º04'00"E, 141.93 feet; thence S80º17'48"E, 100.00 feet; thence along the arc of a curve concave northerly, having a radius of 535.00 feet and whose chord bears S86º21'06"E, 112.87 feet to the point of beginning.

EXHIBIT "B"
LIST OF PERSONAL PROPERTY

EXHIBIT "B-1"
LIST OF PROPERTY EXCLUDED FROM PERSONAL PROPERTY

Any computer software used, developed or licensed by Seller or any of its affiliates which is used or intended to be used by Seller and any one or more of its affiliates in connection with any property owned or controlled by Seller in addition to the Property.

Schedule 3
Form of Assignment and Assumption of SERVICE CONTRACTS
ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS ("Assignment") is made and entered into as of the _____ day of __________, 2013, by and between FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture ("Assignor") and ____________________, a _______________ ("Assignee").

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain improved real property commonly known as "5117 West Terrace Drive" located in Madison, Dane County, Wisconsin, and more particularly described on Exhibit "A" attached hereto (the "Property"); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee, to the extent assignable, all of Assignor's right, title and interest in and to certain service contracts related to the Property, and Assignee desires to assume Assignor's obligations under said service contracts;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the Premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.    Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated February __, 2013, between Assignor, as "Seller", and Assignee, as "purchaser" (the "Contract") applicable to the property assigned herein, all of Assignor's right, title and interest in, to and under those certain contracts set forth on Exhibit "B" attached hereto and by this reference made a part hereof (the "Service Contracts"), subject to the matters set forth on Exhibit "C" attached hereto and by this reference made a part hereof.

2.    Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor's duties and obligations under the Service Contracts arising from and after the date hereof.

3.    This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNEE:

,
a

By:
Name:
Title:

"ASSIGNOR"

FUND VIII AND FUND IX ASSOCIATES,
a Georgia joint venture

By:    Wells Real Estate Fund VIII, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
     as attorney in fact

By:    Wells Real Estate Fund IX, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners, L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
as attorney in fact

EXHIBIT A
LEGAL DESCRIPTION

Lot Twenty-Two (22) and that part of Lot Twenty-One (21), lying between the Easterly and Westerly lines of said Lot 22 as extended in a Southerly direction to the Southerly line of said Lot 21, The American Center Plat Terrace First Addition, in the City of Madison, Dane County, Wisconsin.

This real estate is also described as follows:

Beginning at the Northeast corner of said Lot 22; thence S06º36'29"W, 693.50 feet; thence N73º59'24"W, 476.50 feet; thence N06º36'29"E, 584.18 feet; thence N67º00'00"E, 138.76 feet; thence along the arc of a curve concave northerly, having a radius of 335.00 feet, and whose chord bears S68º04'00"E, 141.93 feet; thence S80º17'48"E, 100.00 feet; thence along the arc of a curve concave northerly, having a radius of 535.00 feet and whose chord bears S86º21'06"E, 112.87 feet to the point of beginning.

EXHIBIT B
ASSIGNED CONTRACTS

Schedule 3.2
DUE DILIGENCE DELIVERIES

•	Operating Statements for the Project for the years 2010, 2011 and 2012.

•	Historical occupancy of the Project for the current and prior 5 years

•	Copies of existing service contracts identified on Exhibit J to this Agreement

•	Utility bills for the years 2011 and 2012

•	Current tax bill and tax bills for the years 2011 and 2012

•	2013 operating budgets

•	Copies of plans and specifications for existing and any proposed improvements, including as-built plans and CAD files

•	Active bids on file for any proposed work in excess of $25,000.

•	Accounts receivable schedule.

•	Current Rent Roll and the Rent Roll for December 31, 2009, 2010, and 2011

•	Copies of all leases, including any ground leases and amendments

•
Copy of site plan, plat and any other land use approvals, including but not limited to copies of any permits, licenses, or other similar documents in the possession of Seller or Seller's property manager for the Property relating to the use, occupancy or operation of the Property.

•	Copies of all guaranties and warranties

•	Copies of certificates of occupancy

•	Schedule of personal property attached as Exhibit B to this Agreement

•	Copy of existing owner's policy of title insurance

•	Copy of the survey identified on Exhibit F to this Agreement

•	Copies of the environmental report identified on Exhibit E to this Agreement

•	The construction contracts identified as Items 15 and 16 on Exhibit J to this Agreement related to the Foth Buildout

Schedule 4
Form of General Assignment of
Seller's Interest in Intangible Property

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT ("Assignment") is made and entered into as of the _____ day of __________, 2013, by FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture ("Assignor") to _________________________, a _______________ ("Assignee").

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located at 5117 West Terrace Drive, in Madison, Dane County, Wisconsin, and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property"); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor's right, title and interest (if any) in and to all assignable plans and specifications, warranties and guaranties given or made with respect to improvements on the Property, entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.    Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of February ___, 2013, between Assignor, as seller, and Assignee as purchaser (the "Contract") applicable to the property assigned herein, all of Assignor's right, title and interest (if any) in and to all intangible property, if any, owned by Assignor related to the real property and improvements constituting the Property (excluding any computer software which either is licensed to Assignor or Assignor deems proprietary), including, without limitation, Assignor's rights and interests in and to the following (i) all assignable plans and specifications and other architectural and engineering drawings for the Improvements (as defined in the Contract); (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property (as defined in the Contract); and (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements.

2.    This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

[Signature appears on following page]

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

"ASSIGNOR"

FUND VIII AND FUND IX ASSOCIATES,
a Georgia joint venture

By:    Wells Real Estate Fund VIII, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
     as attorney in fact

By:    Wells Real Estate Fund IX, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners, L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
as attorney in fact

EXHIBIT "A"
LEGAL DESCRIPTION

Lot Twenty-Two (22) and that part of Lot Twenty-One (21), lying between the Easterly and Westerly lines of said Lot 22 as extended in a Southerly direction to the Southerly line of said Lot 21, The American Center Plat Terrace First Addition, in the City of Madison, Dane County, Wisconsin.

This real estate is also described as follows:

Beginning at the Northeast corner of said Lot 22; thence S06º36'29"W, 693.50 feet; thence N73º59'24"W, 476.50 feet; thence N06º36'29"E, 584.18 feet; thence N67º00'00"E, 138.76 feet; thence along the arc of a curve concave northerly, having a radius of 335.00 feet, and whose chord bears S68º04'00"E, 141.93 feet; thence S80º17'48"E, 100.00 feet; thence along the arc of a curve concave northerly, having a radius of 535.00 feet and whose chord bears S86º21'06"E, 112.87 feet to the point of beginning.

Schedule 5
Form of Seller's Affidavit
(for Purchaser's Title Insurance Purposes)
SELLER'S AFFIDAVIT

STATE OF GEORGIA

COUNTY OF GWINNETT

Personally appeared before me, the undersigned deponent _________________, who being duly sworn, deposes and says on oath the following to the best of his knowledge and belief:

1.    That the undersigned is the _________________ of Wells Capital, Inc., the general partner of Wells Partners, L.P., the general partner of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. (hereinafter referred to as "Owner") and as such officer of such general partner of the Owner, the undersigned has personal knowledge of the facts sworn to in this Affidavit.

2.    That Owner is the owner of certain real property Madison, Dane County, Wisconsin, being described on Exhibit A, attached hereto and made a part hereof (hereinafter referred to as the "Property"), subject to those matters set forth on Exhibit B, attached hereto and made a part hereof.

3.    That Owner is in possession of the Property, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Property, except as set forth on Exhibit B hereto.

4.    That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Property except for any matters set forth on Exhibit B-1 hereto.

5.    That except as may be set forth on Exhibit B hereto, there are no unpaid or unsatisfied security deeds, mortgages, deeds of trust, claims of lien, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Property or any part thereof.

6.    That, except as may be set forth on Exhibit C attached hereto and made a part hereof, no improvements or repairs have been made upon the Property at the instance of Owner within the ninety-five (95)1 days immediately preceding the date hereof for which the cost

1 NOTE: Conform number of days to number of days required to satisfy the mechanics' and materialmen's lien laws of the State of Wisconsin.

has not been paid; and, except as may be set forth on Exhibit C hereto, there are no outstanding bills for labor or materials used in making improvements or repairs on the Property at the instance of Owner or for services of architects, surveyors, or engineers incurred in connection therewith at the instance of Owner.

7.    That to Owner's knowledge there are no boundary disputes affecting the Property.

8.    That this Affidavit is made to induce Stewart Title Insurance Company to insure title to the Property, without exception other than as set forth on Exhibit B hereto, relying on information in this document.

Sworn to and subscribed before me,
this _____ day of ________, 2013.
(SEAL)
Name:
_____________________________            Title:
Notary Public

My Commission Expires:
_____________________________

(NOTARIAL SEAL)

EXHIBIT A
LEGAL DESCRIPTION

Lot Twenty-Two (22) and that part of Lot Twenty-One (21), lying between the Easterly and Westerly lines of said Lot 22 as extended in a Southerly direction to the Southerly line of said Lot 21, The American Center Plat Terrace First Addition, in the City of Madison, Dane County, Wisconsin.

This real estate is also described as follows:

Beginning at the Northeast corner of said Lot 22; thence S06º36'29"W, 693.50 feet; thence N73º59'24"W, 476.50 feet; thence N06º36'29"E, 584.18 feet; thence N67º00'00"E, 138.76 feet; thence along the arc of a curve concave northerly, having a radius of 335.00 feet, and whose chord bears S68º04'00"E, 141.93 feet; thence S80º17'48"E, 100.00 feet; thence along the arc of a curve concave northerly, having a radius of 535.00 feet and whose chord bears S86º21'06"E, 112.87 feet to the point of beginning.

EXHIBIT B
EXISTING ENCUMBRANCES

[UPDATE TO REFLECT ANY NEW EXCEPTIONS IN TITLE COMMITMENT]

1.    Taxes and assessments for the year 2013, and subsequent years.
2.    All matters which would be disclosed by a current survey and inspection of the property.
3.    The rights of tenants under those certain leases affecting the Property more particularly     described on Exhibit "G" attached hereto and made a part hereof.

4.
Agreement and Easement recorded on September 9, 1983, in Volume 4908 of Records, page 32, as Document No. 1799793, as modified by that certain Agreement recorded on January 2, 1987, in Volume 9321 of Records, page 1, as Document No. 1988014, as affected by that certain Quitclaim Deed recorded on March 15, 1989, in Volume 12596 of Records, page 22, as Document No. 2131076.

5.	Easement to Wisconsin Telephone Company contained in instrument recorded on December 7, 1927, in Volume 81 of Misc., page 293, as Document No. 482729.

6.
Revised Declaration of Protective Covenants, Conditions, Easements and Provisions recorded on August 5, 1992, in Volume 19688 of Records, page 1, as Document No. 2379020, as amended by Estoppel Certificate filed June 19, 1996, in Volume 33236 of Records, page 6, as re-recorded on June 26, 1996, as Document No. 2782364.

7.	Declaration of Protective Covenants and Conditions, recorded on April 8, 1994, in Volume 27099 of Records, page 17, as Document No. 2590777.

8.
Temporary Easement Agreement for Vehicular and Pedestrian Access recorded on March 13, 1996, in Volume 32265 of Records, page 35, as Document No. 2744985, and re-recorded on August 5, 1996, as Document No. 2784770.

9.	All matters disclosed by that certain plat of The American Center Plat Terrace First Addition, filed April 29, 1996, as Document No. 2757159.

10.	Height Restriction set forth in Volume 32265 of Records, page 31, as Document No. 2744984, and re-recorded August 5, 1996, as Document No. 2784769.

11.	Common Area Usage Easement and conditions set forth in Warranty Deed recorded on June 19, 1996, in Volume 33236 of Records, page 3, as Document No. 2772435.

12.	Easement and conditions contained in that certain Partnership Conveyance of Non-Exclusive Easement recorded on October 22, 2001, as Document No. 3388615.

13.	State of Wisconsin Avigation Easement recorded on May 8, 2002, as Document No. 3485666.
14.    Easement recorded on March 5, 2004, as Document No. 3881016.

EXHIBIT B-1
LIST OF ANY PENDING ACTIONS REGARDING TENANT MATTERS

EXHIBIT C
List of any Contractors, Materialmen or Suppliers Not Yet Paid in Full

Schedule 6
Form of Seller's Certificate
(as to Seller's Representations and Warranties)
SELLER'S CERTIFICATE AS TO REPRESENTATIONS
THIS SELLER'S CERTIFICATE AS TO REPRESENTATIONS (this "Certificate") is given and made by FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture ("Seller"), this ___ day of ________, 2013, for the benefit of _________________________, a _______________ ("Purchaser").

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of February __, 2013, between Seller and Purchaser (the "Contract"), for the purchase and sale of the property described on Exhibit "A" attached hereto and made a part hereof (the "Property"), Seller certifies that except as may be set forth to the contrary in Exhibit "B" attached hereto and made a part hereof, all of the representations and warranties of Seller contained in Section 4.1 of the Contract remain true and correct in all material respects as of the date hereof.

The representations and warranties contained herein and in Section 4.1 of the Contract shall survive for the period specified in Section 11.4 of the Contract, and upon the expiration of the applicable survival period, such representations and warranties of Seller shall be of no further force or effect except that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of the survival period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representatives as of the day and year first above written.

SELLER:

FUND VIII AND FUND IX ASSOCIATES,
a Georgia joint venture

By:    Wells Real Estate Fund VIII, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
     as attorney in fact

By:    Wells Real Estate Fund IX, L.P., a
Georgia limited partnership, general partner

By:    Wells Partners, L.P., a Georgia limited
partnership, general partner

By:    Wells Capital, Inc., a Georgia
corporation, general partner

By:______________________
Name:___________________
Title:____________________

By:__________________________(SEAL)
Leo F. Wells, III, general partner
by and through __________________
as attorney in fact

EXHIBIT "A"
LEGAL DESCRIPTION

Lot Twenty-Two (22) and that part of Lot Twenty-One (21), lying between the Easterly and Westerly lines of said Lot 22 as extended in a Southerly direction to the Southerly line of said Lot 21, The American Center Plat Terrace First Addition, in the City of Madison, Dane County, Wisconsin.

This real estate is also described as follows:

Beginning at the Northeast corner of said Lot 22; thence S06º36'29"W, 693.50 feet; thence N73º59'24"W, 476.50 feet; thence N06º36'29"E, 584.18 feet; thence N67º00'00"E, 138.76 feet; thence along the arc of a curve concave northerly, having a radius of 335.00 feet, and whose chord bears S68º04'00"E, 141.93 feet; thence S80º17'48"E, 100.00 feet; thence along the arc of a curve concave northerly, having a radius of 535.00 feet and whose chord bears S86º21'06"E, 112.87 feet to the point of beginning.

EXHIBIT "B"
EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Schedule 7
Form of Seller's FIRPTA Affidavit
CERTIFICATION OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture (the "Seller"), the undersigned hereby certifies the following on behalf of Seller, as follows:

1.    The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.    Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations.

3.    Seller's U.S. employer identification number is 58-2250095; and

4.    The Seller's office address is 6200 The Corners Parkway, Norcross, Georgia 30092.

The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

This Certificate is made with the knowledge that ____________________________, a________________________, will rely upon this Certificate in purchasing that certain real property from Seller more particularly described on Exhibit A attached hereto.

Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

Date: _____________, 2013                                    (Seal)
By:

THIS CERTIFICATION MUST BE RETAINED UNTIL THE END OF THE FIFTH TAXABLE YEAR FOLLOWING THE TAXABLE YEAR IN WHICH THE TRANSFER TAKES PLACE.

Schedule 8

Form of Purchaser's Certificate
(as to Purchaser's Representations and Warranties)
PURCHASER'S CERTIFICATE AS TO REPRESENTATIONS
THIS PURCHASER'S CERTIFICATE AS TO REPRESENTATIONS (this "Certificate") is given and made by _________________________ ("Purchaser"), this ___ day of __________, 2013, for the benefit of FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture ("Seller").

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of February __, 2013 between Seller and Purchaser (the "Contract"), for the purchase and sale of certain real property more particularly described on Exhibit "A" attached hereto, Purchaser certifies that except as may be set forth to the contrary in Exhibit "B" attached hereto and made a part hereof, all of the representations and warranties of Purchaser contained in Section 4.4 of the Contract remain true and correct in all material respects as of the date hereof.

The representations and warranties contained herein and in Section 4.4 of the Contract shall survive for the period specified in Section 11.4 of the Contract, and upon the expiration of the applicable survival period, such representations and warranties of Purchaser shall be of no further force or effect except that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of the survival period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Purchaser with respect thereto within ninety (90) days after the giving of such notice.

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

"PURCHASER"

,
a

By:
Name:
Title:

                            (CORPORATE SEAL)

EXHIBIT "A"
LEGAL DESCRIPTION

Lot Twenty-Two (22) and that part of Lot Twenty-One (21), lying between the Easterly and Westerly lines of said Lot 22 as extended in a Southerly direction to the Southerly line of said Lot 21, The American Center Plat Terrace First Addition, in the City of Madison, Dane County, Wisconsin.

This real estate is also described as follows:

Beginning at the Northeast corner of said Lot 22; thence S06º36'29"W, 693.50 feet; thence N73º59'24"W, 476.50 feet; thence N06º36'29"E, 584.18 feet; thence N67º00'00"E, 138.76 feet; thence along the arc of a curve concave northerly, having a radius of 335.00 feet, and whose chord bears S68º04'00"E, 141.93 feet; thence S80º17'48"E, 100.00 feet; thence along the arc of a curve concave northerly, having a radius of 535.00 feet and whose chord bears S86º21'06"E, 112.87 feet to the point of beginning.

EXHIBIT "B"
EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

SCHEDULE 9

FORMS OF MAJOR TENANT ESTOPPELS

TENANT ESTOPPEL CERTIFICATE

March __, 2013

Fulcrum Asset Advisors, LLC
c/o Alex Brown Realty, Inc.
300 East Lombard Street
Suite 1200
Baltimore, MD 21202

Minnesota Life Insurance Company
c/o Advantus Capital Management, Inc.
Attention: Mortgage Department
400 Robert Street
St. Paul, Minnesota 55101-2098

Fund VII and Fund IX Associates
c/o Wells Real Estate Funds
6200 The Corners Parkway
Norcross, Georgia 30092
Attn:    Mr. F. Parker Hudson
Managing Director, Dispositions

Lease:	Lease dated June 4, 1997 between Fund VII and Fund IX ("Landlord"), and United States Cellular Operating Company LLC ("Tenant"), as amended (copy attached as Exhibit "A")

Premises:                         74,717 sq. ft.
Commencement Date:                June 15, 1997
Expiration Date:                    December 31, 2017
Current Monthly Base Rental:            $87,668.00*
Current Monthly Tenant's Additional Rental    $37,008.72
Security Deposit:                    N/A
Letter of Credit:                    N/A
Monthly Base Rent Paid Through:            _______________, 2013
Monthly Additional Rent Paid Through:        _______________, 2013

*Tenant is entitled to an abatement of Base Rental for January, 2013 and February, 2013, pursuant to Paragraph 3 of the Sixth Amendment to Lease Agreement dated January 17, 2012.

Ladies and Gentlemen:

Tenant under the above-described lease (the "Lease") hereby certifies to Landlord, Fulcrum Asset Advisors, LLC and its assigns (collectively, "Purchaser") and Purchaser's lender, Minnesota Life Insurance Company (the "Lender") and their successors and assigns, as follows:

1.
We are the Tenant at the Premises and are in sole possession of and are occupying the Premises. Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Premises.

2.
The attached Lease is currently in full force and effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, or changed, whether in writing or orally, except as may be stated in the copy of the Lease attached.

3.
The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no options or rights and has not exercised any options or rights to renew, extend, amend, modify, or change the term of the Lease, except as may be stated in the copy of the Lease attached.

4.
The current monthly Base Rental under the Lease and the current monthly Tenant's Additional Rental under the Lease are correctly stated above. Monthly Base Rental and monthly Tenant's Additional Rental have been paid through the respective dates stated above. No rent has been prepaid for more than one month. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, except as may be stated in the copy of the Lease attached.

5.
Any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease to have been performed by the Landlord have been fully completed in accordance with the plans and specifications described in the Lease. There are no unfunded allowances payable to Tenant under the Lease, except as follows: _______________________________.

6.
To Tenant's knowledge, Landlord has fully performed all of its obligations under the Lease and is not in default under any term or provision of the Lease. In addition, to Tenant's knowledge, no circumstances exist under which Landlord may be deemed in default merely upon service of notice or passage of time.

7.	Tenant does not currently assert and, to Tenant's knowledge, has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease.

8.
Tenant has not been granted and has not exercised any options or rights of expansion, or first refusal to lease concerning the Lease or the Premises, except as may be stated in the copy of the Lease attached. Tenant has not been granted any options or rights to purchase, or first refusal to purchase, concerning the Premises.

9.	Tenant has paid a security deposit of $ -0- to Landlord.

10.	The address for notices to Tenant under the Lease is correctly set forth in the Lease.

11.	The person signing this letter on behalf of Tenant is duly authorized to execute and deliver this certificate for and on behalf of the Tenant.

Sincerely,

UNITED STATES CELLULAR OPERATING COMPANY LLC,
a Delaware limited liability company

By:______________________
Its:______________________

EXHIBIT "A"

Copy of Lease and All Lease Amendments

TENANT ESTOPPEL CERTIFICATE

March ___, 2013

Fulcrum Asset Advisors, LLC
c/o Alex Brown Realty, Inc.
300 East Lombard Street
Suite 1200
Baltimore, MD 21202

Minnesota Life Insurance Company
c/o Advantus Capital Management, Inc.
Attention: Mortgage Department
400 Robert Street
St. Paul, Minnesota 55101-2098

Fund VII and Fund IX Associates
c/o Wells Real Estate Funds
6200 The Corners Parkway
Norcross, Georgia 30092
Attn:    Mr. F. Parker Hudson
Managing Director, Dispositions

Lease:	Lease dated December 28, 2012 between Fund VII and Fund IX ("Landlord"), and Foth & Van Dyke, LLC ("Tenant"), as the same may have been amended (copy attached as Exhibit "A")

Premises:                         6,404 sq. ft.
Commencement Date:                ________, 2013
Expiration Date:                    ________, 2018
Current Monthly Base Rent:            $6,404.00*
Current Monthly Additional Rent            $____________
Security Deposit:                    N/A
Letter of Credit:                    N/A
Monthly Base Rent Paid Through:            N/A
Monthly Additional Rent Paid Through:        _______________, 2013

*Tenant is entitled to an abatement of Base Rent for the first eight (8) Lease Months following the Commencement Date pursuant to Article 2 of the Lease.

Ladies and Gentlemen:

Tenant under the above-described lease (the "Lease") hereby certifies to Landlord, Fulcrum Asset Advisors, LLC and its assigns (collectively, "Purchaser") and Purchaser's lender, Minnesota Life Insurance Company ("Lender"), as follows:

1.
We are the Tenant at the Premises and, as of the date hereof, are in sole possession of and are occupying the Premises. Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Premises.

2.
The attached Lease is currently in full force and effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, or changed, whether in writing or orally, except as may be stated in the copy of the Lease attached.

3.
The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no options or rights and has not exercised any options or rights to renew, extend, amend, modify, or change the term of the Lease, except as may be stated in the copy of the Lease attached.

4.
The current monthly Base Rent under the Lease and the current monthly Tenant's Prorata Share of Taxes and Operating Expenses under the Lease are correctly stated above; provided, however, Tenant is entitled to an abatement of Base Rent for the first eight (8) Lease Months following the Commencement Date pursuant to Article 2 of the Lease. Tenant's monthly Prorata Share of Taxes and Operating Expenses has been paid through the date stated above. No rent has been prepaid for more than one month. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, except as may be stated in the copy of the Lease attached.

5.
Any construction, build-out, improvements, alterations, or additions to the Premises or the property in which the Premises are located, and which are required under the Lease to have been performed by the Landlord have been fully completed in accordance with the Lease. There are no unfunded allowances payable to Tenant under the Lease, except as follows:                 .

6.
To Tenant's knowledge, Landlord has fully performed all of its obligations under the Lease and is not in default under any term or provision of the Lease. In addition, to Tenant's knowledge, no circumstances exist under which Landlord may be deemed in default merely upon service of notice or passage of time.

7.	Tenant does not currently assert and, to Tenant's knowledge, has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease.

8.
Tenant has not been granted and has not exercised any options or rights of expansion, or first refusal to lease concerning the Lease or the Premises, except as may be stated in the copy of the Lease attached. Tenant has not been granted any options or rights to purchase, or first refusal to purchase, concerning the Premises.

9.	Tenant has paid a security deposit of $ -0- to Landlord.

10.	The address for notices to Tenant under the Lease is correctly set forth in the Lease.

11.	The person signing this letter on behalf of Tenant is duly authorized to execute and deliver this certificate for and on behalf of the Tenant.

Sincerely,

FOTH & VAN DYKE, LLC,
a Wisconsin limited liability company

By:______________________
Its:______________________

EXHIBIT "A"

Copy of Lease and All Lease Amendments